Exhibit 99.2

ROCHELLE DEVELOPMENT JOINT VENTURE, LLC

a Delaware Limited Liability Company

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of December 14, 2004

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.  SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

ARTICLE VI	MANAGEMENT POWER, RIGHTS AND DUTIES
Section 6.1	Management by the Members.
Section 6.2	Manager.
Section 6.3	Restrictions on Certain Actions.
Section 6.4	Limitation on Authority of Members
Section 6.5	Meetings of and Voting by Members.
Section 6.6	Sale Agreement
Section 6.7	Development Management Agreement
Section 6.8	Management Agreement
Section 6.9	Annual Operating Budget
Section 6.10	Reporting Requirements
Section 6.11	Agreements with CenterPoint Affiliates
Section 6.12	Property Insurance

ARTICLE VII	EXCULPATION AND INDEMNIFICATION
Section 7.1	Performance of Duties: No Liability
Section 7.2	Confidential Information
Section 7.3	Transactions Between the Company and the Members
Section 7.4	Right to Indemnification
Section 7.5	Advance Payment
Section 7.6	Indemnification of Agents
Section 7.7	Appearance as a Witness
Section 7.8	Nonexclusively of Rights
Section 7.9	Insurance
Section 7.10	Savings Clause
Section 7.11	Limited Liability

ARTICLE VIII	TAXES
Section 8.1	Tax Returns
Section 8.2	Tax Matters Partner
Section 8.3	Reserves

ARTICLE IX	TRANSFERS AND OTHER EVENTS
Section 9.1	Transfer of Interest
Section 9.2	Assignments Generally Substituted Member
Section 9.3	Rights and Obligations of Assignees and Transferring Members.
Section 9.4	Effect of Admission of Member on Transferring
Section 9.5	Distributions and Allocations Regarding: Transferred Interests
Section 9.6	Required Amendments: Continuation
Section 9.7	Resignation
Section 9.8	No Appraisal Rights
Section 9.9	Void Assignment
Section 9.10	Buy-Sell.
Section 9.11	Forced Sale Right.
Section 9.12	Right of First Offer-Property

ARTICLE X	DISSOLUTION, LIQUIDATION AND TERMINATION
Section 10.1	Dissolution.
Section 10.2	Liquidation and Termination
Section 10.3	Deemed Distribution and Recontribution
Section 10.4	Deficit Capital Accounts
Section 10.5	Cancellation of Certificate
Section 10.6	Tax Deferral

ARTICLE XI	GENERAL/MISCELLANEOUS PRO VISIONS
Section 11.1	Offset
Section 11.2	Waiver of Certain Rights
Section 11.3	Indemnification and Reimbursement for Payments on Behalf of a Member
Section 11.4	Notices
Section 11.5	Agreement with Respect to Employee Benefit Plans.
Section 11.6	Brokers and Finders
Section 11.7	Public Announcements
Section 11.8	Entire Agreement
Section 11.9	Effect of Waiver or Consent
Section 11.10	Amendment or Modification
Section 11.11	Severability
Section 11.12	Successors and Assigns
Section 11.13	Further Assurances
Section 11.14	Notice to Members of Provisions
Section 11.15	Remedies
Section 11.16	Third Parties
Section 11.17	Governing Law
Section 11.18	Waiver of Jury Trial
Section 11.19	Waiver of Certain Rights
Section 11.20	Counterparts
Section 11.21	Descriptive Headings
Section 11.22	Conflicts
Section 11.23	Time of the Essence Computation of Time
Section 11.24	No Strict Construction
Section 11.25	Organizational Expenses

Exhibit A –	Legal Description
Exhibit B –	Calculation of Internal Rate of Return
Schedule A –	Members
Schedule 3.1(A) –	Investment Criteria
Schedule 3.1(B) –	Investment Report Information
Schedule 3.2 –	Capital Commitments

LIMITED LIABILITY COMPANY AGREEMENT

OF

ROCHELLE DEVELOPMENT JOINT VENTURE, LLC

A Delaware Limited Liability Company

THIS LIMITED LIABILITY COMPANY AGREEMENT of Rochelle Development Joint Venture, LLC (the “Company”), dated and effective as of December     , 2004, is adopted, executed and entered into by and between CenterPoint Realty Services Corporation, an Illinois corporation, and Highway 38 Investors LLC, a Delaware limited liability company (collectively, the “Members”).

RECITALS:

A.            The Members desire to form a joint venture for the purpose of acquiring, owning, developing, operating, leasing and selling industrial real properties as further set forth in this Agreement.

B.            On July 27, 2004, 2004 (the “Formation Date”), the Company was formed pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §18-10l et seq. (as from time to time amended and including any successor statute of similar import, the “Act”) by the filing of the Certificate with the Secretary of State of the State of Delaware in accordance with the Act.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the Members hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Definitions.  As used in this Agreement, the following terms have the following meanings:

“Act” means the Delaware Limited Liability Company Act, Title 6, §§18-10l et seq., and any successor statute, as amended from time to time.

“Adjusted Capital Account Deficit” has the meaning given in Section 5.7.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Limited Liability Company Agreement, as executed and as amended, modified, supplemented or restated from time to time, as the context requires.

“Annual Operating Budget” has the meaning given in Section 6.9.

“Approved” or “Approval” means, with respect to any matter considered or to be considered by the Members, the joint agreement of the Members.

“Approved Development Costs” shall have the meaning set forth in the Development Services Agreement.

“Approved Investment” means each Proposed Investment that is Approved by the Members.

“Assignee” shall have the meaning set forth in Section 9.2.

“Book Value” means, with respect to any Company Property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1 (b)(2)(iv)(d)-(g) (provided that, in the case of permitted adjustments, the Company chooses to make such adjustments); provided, that the Book Value of any asset contributed to the Company shall be equal to the Fair Market Value of the contributed asset on the date of contribution.

“Business Day” means any day, other than Saturday, Sunday or a day banks are authorized or required to be closed in Chicago, Illinois.

“Buy-Sell Deposit” has the meaning set forth in Section 9.10.

“Buy-Sell Election Notice” shall have the meaning set forth in Section 9.10.

“Buy-Sell Initiating Member” has the meaning set forth in Section 9.10.

“Buy-Sell Notice” has the meaning set forth in Section 9.10.

“Buy-Sell Offer” has the meaning set forth in Section 9.10.

“Buy-Sell Price” has the meaning set forth in Section 9.10.

“Buy-Sell Property” has the meaning set forth in Section 9.10 (or Section 9.11, if applicable).

“Buy-Sell Responding Member” has the meaning set forth in Section 9.10.

“Capital Account” has the meaning set forth in Section 4.1.

“Capital Call” has the meaning set forth in Section 3.4.

“Capital Contribution” means, with respect to any Member, the contributions made by or on behalf of such Member to the Company pursuant to Article III, which contributions shall be noted opposite such Member’s name on Schedule 3.2, as the same may be amended from time to time, in each case net of any liabilities assumed by the Company from such Member in connection with such contribution and net of any liabilities to which assets contributed by such Member in respect thereof are subject.

“Cause” means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers or with respect to its Members, (ii) conduct tending to bring the Company, its Members, or any of its Subsidiaries into public disgrace or disrepute, (iii) substantial or repeated failure to comply with the terms of this Agreement, which failure is not cured (if curable) within five days after the Person in question receives written notice thereof or, if not reasonably curable within such period, then within 45 days so long as the Person in question is diligently attempting to cure and so long as such failure does not constitute an act or conduct falling within clause (i) or (ii) above, or (iv) negligence or willful misconduct with respect to the Company or any of its Subsidiaries.

“Certificate” means the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware.

“CNT” means CenterPoint Properties Trust, a Maryland real estate investment trust.

“CNT Agreement” has the meaning set forth in Section 6.11.

“CNT Group Member” has the meaning set forth in Section 6.11.

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time, in effect as of the date hereof.  The Members may, in their sole discretion, treat any amendment to the Code as having been in effect as of the date hereof, provided that such amendment does not result in a material change in the rights or obligations of any Member under this Agreement.

“Commitment Period” means, with respect to each Member, the period of time ending on the fourth anniversary of the date hereof at 11:59 p.m. Central Time.

“Company” means the Delaware limited liability company formed pursuant to the Certificate and this Agreement, as such limited liability company may be constituted from time to time, and including its successors.

“Company Accountant” means the accounting firm selected from time to time pursuant to Section 6.3(xii).

“Company Minimum Gain” has the meaning set forth for “partnership minimum gain” in Treasury Regulation
Section 1. 704-2( d).

“Company Property” means the Property and each Approved Investment.

“Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or any of its Affiliates or subsidiaries in connection with their respective businesses, including but not limited to (i) financial information and projections, (ii) business strategies, (iii) products or services, (iv) fees, costs and pricing structures, (v) designs, (vi) analysis, (vii) drawings, photographs and reports, (viii) computer software, including operating systems, applications and program listings, (ix) flow charts, manuals and documentation, (x) data bases, (xi) accounting and business methods,

(xii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xiii) customers and clients and customer or client lists, (xiv) copyrightable works, (xv) all technology and trade secrets, and (xvi) all similar and related information in whatever form.

“Contributing Member” has the meaning set forth in Section 3.4.

“Credit Agreement” means the credit agreement evidencing the Credit Facility, as amended from time to time.

“Credit Facility” means that certain revolving secured credit facility to be entered into by and among the Company and Wachovia Bank, National Association, and any successor or amended credit facility approved by the Members.

“CRS” means CenterPoint Realty Services Corporation, an Illinois corporation, its successors and assigns.  CRS is a wholly-owned subsidiary of CNT.

“Default Amount” shall have the meaning set forth in Section 3.4(D).

“Default Contribution” shall have the meaning set forth in Section 3.4(D).

“Default Election Notice” shall have the meaning set forth in Section 3.4(D).

“Default Loan” shall have the meaning set forth in Section 3.4(D).

“Defaulting Member” shall have the meaning set forth in Section 3.4(D).

“Default Rate” means a per annum rate of interest equal to the lesser of (i) eighteen percent (18%) and (ii) the maximum rate permitted under applicable law.

“Development Management Agreement” shall have the meaning set forth in Section 6.7.

“Distributable Cash” means, with respect to any period of time, the sum of Net Operating Cash Flow and Net Capital Proceeds received by the Company during such period of time.

“Distribution” means a distribution made by the Company to a Member, whether in cash, property or securities and whether by liquidating distribution or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Membership Interests, (b) any recapitalization or exchange of Membership Interests of the Company, (c) any subdivision or any combination of any outstanding Membership Interests, (d) any reasonable fees or remuneration paid to any Member in such Member’s capacity as a provider of services to the Company as expressly authorized by the provisions of this Agreement or otherwise approved by the Members, or (e) any principal, interest or other amounts paid to a Member in respect of a loan made by such Member to the Company, except to the extent that a Default Loan is converted to a Default Contribution in accordance with Section 3.4(D)(ii).

“Draw Report” shall have the meaning set forth in Section 3.4.

“Economic Interest” means a Member’s share of the Company’s net profits, net losses and distributions pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision of the Members, or any right to receive information concerning the business and affairs of the Company, in each case to the extent provided for herein or otherwise required by the Act.

“Emergency Capital Requirements” means capital expenditures required in the reasonable judgment of the Manager or Members to prevent or mitigate imminent danger to Persons or property, including Company Properties.

“ERISA” shall have the meaning set forth in Section 3.2.

“Fair Market Value” means the fair market value of the asset in question, as determined in the good faith judgment of the Members as the amount which would be distributable to the Members if the assets of the Company were sold in an orderly transaction designed to maximize proceeds therefrom, and such proceeds were then distributed in accordance with Section 5.2, as determined in good faith by the Members with due regard to the value implied by any transaction giving rise to the need for a determination of Fair Market Value, in each case without discount for minority interest.

“Fiscal Year” means the fiscal year of the Company and shall be the same as its taxable year, which shall be the period beginning on January 1st of a given year and ending on December 31st of such year unless otherwise required by the Code.  Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year.

“Flow Through Entity” shall have the meaning set forth in Section 3.2.

“Forced Sale Notice” shall have the meaning set forth in Section 9.11.

“Formation Date” means the date the Certificate was filed with the Secretary of State of the State of Delaware.

“Funding Default” shall have the meaning set forth in Section 3.4(D).

“GAAP” shall have the meaning set forth in Section 6.9.

“Gross Revenues” means, with respect to a Company Property, the total operating income produced by such Company Property.

“Highway 38” means Highway 38 Investors LLC, a Delaware limited liability company, a wholly owned subsidiary of Highway 38 Parent.

“Highway 38 Parent” means Aetna Life Insurance Company, solely on behalf of its Real Estate Separate Account (Separate Account No. 87 and Separate Account 887), its successors and assigns.

“Indebtedness” means all indebtedness for borrowed money (including purchase money obligations), all indebtedness under revolving credit arrangements, all capitalized lease obligations and all guarantees of any of the foregoing.

“Indemnifying Member” shall have the meaning set forth in Section 11.3.

“Internal Rate of Return” means a return on funds calculated in accordance with Exhibit B attached hereto and made a part hereof.

“Invested Capital Account” means a memorandum account maintained by the Company with respect to each Member and each Company Property which shall reflect, as of any date, the excess, if any, of (i) the aggregate Capital Contributions of such Member made with respect to such Company Property (subject to adjustment as provided in Section 3.4(D)) over (ii) the aggregate distributions of capital to such Members pursuant to Sections 5.2 and 5.3 made with respect to such Company Property.

“Investment” as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests, limited liability company interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

“Investment Company Act” shall mean the Investment Company Act of 1940, 15 U.S.C. §§80a-l through 80a-52, as amended from time to time.

“Investment Criteria” shall have the meaning set forth in Section 3.1.

“Investment Report” shall have the meaning set forth in Section 3.1.

“Leasing Guidelines” shall have the meaning set forth in Section 6.9.

“Liquidated Company Property” means a Company Property that has been sold or otherwise disposed of by the Company.

“Loss” shall have the meaning set forth in Section 7.4.

“Losses” means items of Company loss and deduction determined according to Section 4.2.

“Management Agreement” shall have the meaning set forth in Section 6.8.

“Manager” shall mean CRS (unless CRS is removed as Manager or resigns pursuant to Section 6.2) and any Persons hereafter elected or designated as the Manager of the Company as provided in this Agreement.

“Member” means each Person identified on Schedule A hereto as of the date hereof who has executed this Agreement or a counterpart hereof and each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act, in each case so long as such Person is shown on the Company’s books and records.  The Members shall constitute the “members” (as that term is defined in the Act) of the Company.  Except as expressly provided herein, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

“Member Commitment” means, with respect to each Member, the amount that is set forth opposite such Member’s name on Schedule 3.2 attached hereto which represents the amount of the aggregate capital to be contributed by such Member to the Company as contemplated by Section 3.4 and such Member’s Subscription Agreement.

“Membership Interest” means a Member’s interest in the Company, and the right, if any, to participate in the management of the business and affairs of the Company, including the right, if any, to vote on, consent to, or otherwise participate in, any decision or action of or by the Members and the right to receive information concerning the business and affairs of the Company, in each case to the extent expressly provided in this Agreement or otherwise required by the Act.

“Net Capital Proceeds” means, with respect to any Company Property, the gross proceeds, if any, realized by the Company from the sale, financing, refinancing, condemnation, destruction or other disposition of such Company Property or any interest therein, net of (w) the actual costs and expenses incurred by the Company in connection with the transaction giving rise to such proceeds, (x) proceeds applied to pay for any outstanding and unpaid costs for improvements or other Approved Development Costs, (y) proceeds which are applied to repay indebtedness of the Company (including indebtedness incurred to finance or refinance such Company Property) and (z) any casualty or condemnation proceeds applied to restoration.

“Net Operating Cash Flow” means, for any period (i) all cash revenues, interest, rents and other payments received by the Company during such period (excluding Capital Contributions and Net Capital Proceeds) less (ii) all debt service payments and cash expenses paid by the Company during such period (excluding debt service payments and cash expenses paid for from the proceeds of borrowings), including any fees paid under the Development Management Agreement and the Management Agreement, and all additions to reserves contemplated in one or more approved Annual Operating Budgets.

“Non-Contributing Member” shall have the meaning set forth in Section 3.4(F).

“Non-Defaulting Member” shall have the meaning given in Section 3.4(D).

“Offer Period” shall have the meaning set forth in Section 9.12.

“Offered Property” shall have the meaning set forth in Section 9.11.

“Permitted Aetna Transferee” means any entity(ies) succeeding to all or the majority of the assets theretofore held by Highway 38 Parent, provided such entity has a Minimum Tangible Net Worth (as defined in the Credit Agreement) of not less than $2,000,000,000 and is managed solely by UBS as its investment advisor.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Proceeding” shall have the meaning set forth in Section 7.4.

“Profits” means items of Company income and gain determined according to Section 4.2.

“Project Company” shall have the meaning set forth in Section 3.1(B).

“Project Land” shall have the meaning set forth in Section 3.1(B).

“Project Land Value” means the price paid by the Company for the applicable Project Land determined by allocating the purchase price under the Purchase Agreement on a “per acre basis,” plus an allocable amount (determined on a “per acre basis”) of all infrastructure and other development costs incurred by the Company in connection with the applicable Project Land through the date of contribution of any Project Land to a Project Company, plus or minus reasonable and customary prorations ordinarily made in connection with the sale of real property.

“Promote” means any distributions received by CRS under Section 5.2(B)(i) or Section 5.2(C)(i) of this Agreement and the same provisions of the Limited Liability Company Agreement of any Project Company.  (For avoidance of doubt, the Promote does not include amounts received under Section 5.2(A), including return of its Capital Contributions, or under Section 5.2(B)(ii) or Section 5.2(C)(ii).)

“Property” means a 362 acre development parcel located at Highway 38 in Rochelle, Illinois legally described in Exhibit A attached hereto and made a part hereof.

“Proposed Investment” shall have the meaning set forth in Section 3.1.

“Purchase Agreement” means that certain Vacant Land Purchase Agreement of even date herewith pursuant to which CRS agreed to sell and the Company agreed to purchase, the Property.

“Qualifying Bank” means a bank or trust company that is (i) organized as a banking association or corporation under the laws of the United States or any State thereof, or in the District of Columbia, (ii) subject to supervision or examination by federal, state or District of Columbia banking authorities, (iii) with capital and surplus of not less than $250,000,000, and (iv) the debt securities of which are rated at least “A” by Moody’s Investors Services, Inc. or “A2” by Standard & Poor’s Ratings Group.

“Rejected Investment” means each Proposed Investment that is not Approved by the Members.

“Sale Notice” shall have the meaning set forth in Section 9.12.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Sharing Percentage” means, with respect to each Member, as of any date, the fraction, expressed as a percentage, the numerator of which is the aggregate Capital Contributions made by such Member and the denominator of which is the aggregate Capital Contributions made by all of the Members, subject to adjustment as provided in Section 3.4(D).

“Shortfall Amount” shall have the meaning set forth in Section 5.3.

“Short Term Investments” means U.S. Dollar denominated, readily available instruments consisting of one or more of:

A.            interest bearing transaction accounts in a Qualifying Bank (including, without limitation, money market accounts);

B.            time deposits, or certificates of deposit, in a Qualifying Bank, in each case having a maturity of one year or less;

C.            securities that, at the date of investment, are direct obligations of, or obligations fully guaranteed or insured by, the United States or any agency or instrumentality of the United States having a maturity of not more than one year from the date of purchase;

D.            such other short-term, liquid investments having a maturity of three months or less rated at least “A” by Moody’s Investor’s Services, Inc. or “A2” by Standard & Poor’s Ratings Group; and

E.             money market mutual funds with assets of at least $500,000,000, substantially all of which assets consist of obligations of the type included in clauses (A) through (D) above.

“Special CRS Contribution” shall have the meaning set forth in Section 3.4(G).

“Subscription Agreement” shall have the meaning set forth in Section 3.4.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association /or other business entity, a majority of the membership, partnership or other similar ownership interest thereof or the power to elect a majority of the members or the governing body thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, general partner or managing member of such limited liability company, partnership, association or other business entity.

“Tax Matters Partner” shall have the meaning set forth in Section 8.2.

“Taxable Year” means the Company’s taxable year ending on the last day of each calendar year (or part thereof, in the case of the Company’s last taxable year), or such other year as is permissible by Section 706 of the Code and agreed to by the Members.

“Termination Date” shall mean the date seven (7) years from the Formation Date.

“Transfer” shall mean any sale, assignment, pledge, hypothecation or other disposition or transfer, whether direct or indirect, of a Membership Interest, Economic Interest or Company Property.

“Transferred Interest” shall have the meaning set forth in Section 9.3.

“Transferring Member” shall have the meaning set forth in Section 9.3.

“Treasury Regulations” means the Federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, in effect as of the date hereof.  The Members may agree to treat any amendment to such Treasury Regulations as having been in effect as of the date hereof, provided that such amendment does not result in a material change in the rights or obligations of any Member under this Agreement.

“UBS” means UBS Realty Investors LLC, a Massachusetts limited liability company.

Section 1.2            Construction.  Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter and the singular number includes the plural number and vice versa.  All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules are to Schedules attached hereto, each of which is made a part hereof for all purposes.

Section 1.3            Including.  Reference in this Agreement to “including,” “includes” and “include” shall be deemed to be followed by “without limitation.”

ARTICLE II
ORGANIZATION

Section 2.1            Formation.  The Company has been organized as a Delaware limited liability company on the Formation Date by the execution and filing of the Certificate under and pursuant to the Act and shall be continued in accordance with the terms of this Agreement.  The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement.  To the extent that the rights, powers, duties, obligations and liabilities of the Members are different by any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

Section 2.2            Company Name.  The name of the Company shall be “Rochelle Development Joint Venture, LLC” and all Company business shall be conducted in that name or such other names that comply with applicable law as the Members may select from time to time.  Notification of any change in the name of the Company shall be given to all Members.  The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Members.

Section 2.3            The Certificate, Etc.  The Certificate was filed with the Secretary of State of the State of Delaware on the Formation Date.  The Members hereby agree to execute, file and record all such other certificates and documents, including amendments to the Certificate and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

Section 2.4            Term of the Company.  The term of the Company commenced on the Formation Date and shall continue in existence until termination and dissolution thereof as determined under Section 10.1 of this Agreement.

Section 2.5            Registered Office, Registered Agent, Principal Office, Other Offices.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named hereinbelow or such other office (which need not be a place of business of the Company) as the Members may designate from time to time in the manner provided by law.  The registered agent of the Company in the State of Delaware shall be CT Corporation or such other Person or Persons as the Members may designate from time to time in the manner provided by law.  The principal office of the Company shall be at such place as the Members may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there.  The Company may have such other offices as the Members may designate from time to time.

Section 2.6            Purposes.  The nature of the business or purposes to be conducted or promoted by the Company is to acquire the Property pursuant to the Purchase Agreement and to construct, develop, own, operate, lease and sell industrial buildings on the Property.  The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing.  Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.  It is the intent of the Members that the Company shall be operated as a “real estate operating company” as defined in 29 C.F.R. § 2510.3-101(e) unless each Member agrees that it shall not be so operated.

Section 2.7            Powers of the Company.  Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.6, including, without limitation, the power either directly or through one or more Subsidiaries or Affiliates:

(i)            to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state or district of the United States.

(ii)           to acquire by purchase, lease, contribution of property or otherwise, develop, rehabilitate, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(iii)          to enter into, perform and carry out contracts of any kind, including contracts with any Member or any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to or incidental to the accomplishment of the purposes of the Company including agreements for the management of the affairs of the Company;

(iv)          to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and to perform the duties created thereby) or individuals or direct or indirect obligations of the United States any state, governmental district or municipality or of any instrumentality of any of them;

(v)           to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

(vi)          to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

(vii)         to appoint agents of the Company and define their duties and fix their compensation;

(viii)        to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

(ix)           to cease its activities and cancel its Certificate;

(x)            to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

(xi)           to borrow money and issue evidences of indebtedness and guaranty indebtedness and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

(xii)          to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

(xiii)         to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

Section 2.8            Foreign Qualification.  Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Manager shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.  At the request of the Manager, each Member shall execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

Section 2.9            No State-Law Partnership.  The Members intend that the Company shall not be a partnership (including a general or limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than federal and, if applicable, state tax purposes, and neither this Agreement nor any other document entered into the Company or any Member shall be construed to suggest otherwise.  The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III
COMPANY INVESTMENTS; MEMBERSHIP; CAPITAL CONTRIBUTIONS

Section 3.1            Company Investments.

(A)          During the Commitment Period, CRS shall endeavor to identify and propose to the Company development projects for the Property (“Proposed Investments”) generally conforming with the criteria set forth on Schedule 3.1(A) (the “Investment Criteria”).  With respect to each Proposed Investment, the Company shall deliver to the Members a report which shall contain the information set forth in Schedule 3.1(B) attached hereto (an “Investment Report”).  The Members shall have fifteen (15) Business Days from the date of the delivery of the Investment Report within which to approve or disapprove the Proposed Investment.  Upon the Approval of the Members in accordance with this Section 3.1, the Members shall authorize and direct the Manager to complete the development of each Approved Investment.

(B)           Each Approved Investment shall be owned by a single purpose limited liability company (each, a “Project Company”) to be owned by the Members on substantially identical terms to those contained herein.  Each Project Company shall be established as follows:

(i)            prior to commencement of construction of the Approved Investment, the Company shall contribute that portion of the Property attributable to such Approved Investment (the “Project Land”) to a Project Company, wholly owned by the Company;

(ii)           the contribution shall be made by the Company by delivery of a limited warranty deed to the Project Company, whereupon the Company shall be deemed to have made a capital contribution to the Project Company in an amount equal to the applicable Project Land Value;

(iii)          the Company shall distribute the membership interests in such Project Company to the Members in accordance with their Sharing Percentages; solely for this purpose, the Members agree that the Fair Market Value of each Member’s membership interest so distributed shall equal such Member’s Sharing Percentage multiplied by the portion of the land and infrastructure costs allocable (on a prorata basis) to the Project Land acquired by such Project Company.

(iv)          the Members shall enter into an operating agreement for the Project Company on terms substantially identical to those contained herein with appropriate factual changes, except that this Agreement and such other operating agreement shall be modified so that (x) the provisions of Sections 3.4(C) and 5.3 shall be applied to Distributions from the Company and each Project Company in the aggregate and (y) capital contributions made to a Project Company by a Member shall reduce such Member’s Member Commitment; and

(v)           the Members shall cause the Project Company to enter into a development management agreement and management agreement with CNT on terms substantially similar to the Development Management Agreement and Management Agreement.

Section 3.2            Members.

(A)          Names, etc.  The names, residence, business or mailing addresses, Member Commitments and Capital Contributions of each Member are set forth on Schedule 3.2.  Any reference in this Agreement to Schedule 3.2 shall be deemed to be a reference to Schedule 3.2 as amended and in effect from time to time in accordance with the terms of this Agreement.  Each Person listed on Schedule 3.2 shall, upon his, her or its execution of this Agreement or counterpart thereto, be admitted to the Company as a Member of the Company.

(B)           Loans by Members.  No Member, as such, shall be required to lend any funds to the Company or to make any contribution of capital to the Company, except as otherwise required by applicable law, this Agreement, such Member’s Subscription Agreement, or any other written agreement between such Member and the Company explicitly requiring the making of capital contributions.  Any Member may, with the approval of the Members, make loans to the Company, and any loan by a Member to the Company shall not be considered to be a Capital Contribution.  Such loans shall be on such terms as shall be specified and agreed to by the Members.  All such loans are hereby subordinated to the Credit Facility.

(C)           Representations and Warranties of Members.  Each Member hereby represents and warrants to the Company (and the other Members) and acknowledges that:

(i)            such Member has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto;

(ii)           such Member has reviewed and evaluated all information necessary to assess the merits and risks of his, her or its investment in the Company and has had answered to its satisfaction any and all questions regarding such information;

(iii)          such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

(iv)          such Member is acquiring Membership Interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof;

(v)           Neither such Member nor any person owning an interest in such Member is (or will be) a person with whom the Company or any other Member is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and such Member is not and shall not knowingly engage in any dealings or transactions or otherwise be associated with such persons;

(vi)          the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound, and the Person executing this Agreement on behalf of such Member has been duly authorized to do so;

(vii)         the determination of such Member to invest in the Company has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries which may have been made or given by any other Member or by any Affiliate or agent of any other Member;

(viii)        this Agreement is valid, binding and enforceable against such Member in accordance with its terms;

(ix)           if a Member is a partnership, limited liability company or other entity classified as a partnership for federal income tax purposes, or a grantor trust (within the meaning of Sections 671-679 of the Code) or an S corporation (within the meaning of Section 1361 of the Code) (each, a “Flow Through Entity”), that either: (a) no Person will own, directly or indirectly through one or more flow-through entities, an interest in such Member where more than seventy percent (70%) of the value of the Person’s interest in such Member is attributable to such Member’s investment in the Company; or (b) if one or more Persons will own, directly or indirectly through one or more Flow-Through Entities, an interest in such Member where more than seventy percent (70%) of the value of the Person’s interest in such Member is attributable to the Member’s investment in the Company, neither the Member nor any such Person has or will have any intent or purpose of having such Person invest in the Company indirectly through Member in order to enable the Company to satisfy the 100-Member limitation in Treas. Reg. §1.7704-1(h) (the private placement safe harbor from publicly traded status);

(x)            that such Member: (a) is a United States Person within the meaning of Section 7701 of the Code (i.e., is not any of the following (as defined in the Code): a nonresident alien individual, foreign partnership, foreign corporation, foreign estate, foreign trust, other foreign entity or organization, or grantor trust having a foreign person as an owner); (b) shall notify the Company within sixty (60) days of the date such Member ceases to be a United States Person; and (c) may be asked to recertify its non-foreign status at periodic intervals (and that this information may be disclosed to the Internal Revenue Service);

(xi)           if such Member will beneficially own ten percent (10%) or more of the Membership Interests in the Company, the Member is not an “investment company” as defined in the Investment Company Act nor is the Member itself relying on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as an exemption from classification as an “investment company;” and

(xii)          the acquisition of such Member’s interest in the Company will not constitute a nonexempt prohibited transaction pursuant to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Section 3.3            No Liability of Members.

(A)          No Liability.  Except as otherwise required by applicable law, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company.  Each Member shall be liable only to make such Member’s Capital Contributions to the Company pursuant to its Member Commitment and Subscription Agreement and the other payments provided expressly herein.

(B)           Distributions.  In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member.  It is the intent of the Members that no distribution to any Member pursuant to Article V hereof shall be deemed a return of money or other property paid or distributed in violation of the Act.  The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

Section 3.4            Capital Contributions.

(A)          Each Member, by execution of this Agreement and the agreement of even date herewith between such Member and the Company pursuant to which such Member agreed to acquire its Membership Interest in the Company (a “Subscription Agreement”), agrees to make Capital Contributions up to the amount of its Member Commitment in accordance with the terms of this Agreement.  The Member Commitment of each Member is an aggregate commitment for the Company and each Project Company (so that any drawing upon the Member Commitments for a Project Company shall reduce the Member Commitment hereunder and any return of capital from any Project Company shall increase the Member Commitment hereunder).  CNT shall guarantee the obligations of CRS under its Subscription Agreement.  Highway 38 Parent shall guarantee the obligations of Highway 38 under its Subscription Agreement.  Capital Contributions made to the Company shall correspondingly reduce each Member’s outstanding Member Commitment; however, such outstanding Member Commitment shall be increased during the Commitment Period by any distributions of capital made to such Member under Sections 5.2 and 5.3 hereof.

(B)           The Manager may (subject to all approvals of the Members required under this Agreement, and, in the event of the failure of the Manager to do so when Capital Calls are required to fulfill the provisions of this Agreement, a Member may) call Capital Contributions from the Members from time-to-time (each a “Capital Call”) in accordance with a Draw Report (as defined below).  With respect to each such Capital Call, the Members shall make Capital Contributions to the Company equal to the aggregate amount of such Capital Call pro rata based upon their relative Sharing Percentages.  With respect to each Capital Call, the Manager shall deliver to the Members along with written notice of such Capital Call a detailed description of the use of the proceeds thereof and the particular items being funded thereby (a “Draw Report”), which the Manager shall deliver to the Members on or before (x) the tenth (10th) Business Day prior to the date upon which the funding of any Capital Call is due or (y) with respect to any Capital Call required to fund Emergency Capital Requirements, as far in advance of the date upon which the funding of such Capital Call is due as the circumstances reasonably permit.  The Manager shall provide a detailed written report to the Members regarding any Emergency Capital Requirements as promptly as practicable following the occurrence of the event or events giving rise thereto specifying the circumstances of such emergency situation and the recommendations of the Manager with respect thereto.  The Manager (and, in the event of the failure of the Manager to do so when Capital Calls are required to fulfill the provisions of this Agreement, a Member) shall be authorized to make Capital Calls and issue Draw Reports only with respect to: (i) the acquisition of Proposed Investments previously Approved by the Members; (ii) capital expenditures with respect to one or more Company Properties to the extent provided for in the current Annual Operating Budget for such Company Property; (iii) Emergency Capital Requirements; and (iv) the repayment of draws under the Credit Facility in accordance with Section 3.7(A) and (B); provided, further, that any expenditures of such Capital Contributions shall remain subject to Section 6.3.

(C)           All Capital Calls that are consistent with the foregoing provisions of Sections 3.4(A) and 3.4(B) shall be paid in US. Dollars within five (5) Business Days following receipt of the Draw Report therefor.  Any and all amounts that are called and that are not immediately applied for the purpose called shall be (i) returned to the funding Members or (ii) invested by the Manager in the name of the Company in Short Term Investments until such time as they are applied for the purpose called.  During the Commitment Period, any amounts returned to the funding Members pursuant to this Section 3.4(C) together with all distributions of capital to the Members pursuant to Sections 5.2 and 5.3: (i) shall reduce each such Member’s Capital Account by the amount returned to each such Member, (ii) shall restore the Member Commitment of each such Member by the amount returned to each such Member, and (iii) may be recalled by Manager (and, in the event of the failure of the Manager to do so, by a Member) in accordance with this Agreement.

(D)          If a Member fails to make, in a timely fashion, a Capital Contribution to the Company equal to its pro rata portion of the aggregate amount of the Capital Call therefore based upon its relative Sharing Percentage when called by the Manager (or a Member) in accordance with this Section 3.4 (a “Funding Default”), the Member who has timely funded its Member Commitment (the “Non-Defaulting Member”) may deliver to the other Member (a “Defaulting Member”) written notice of such Funding Default (the “Default Election Notice”).  If the Defaulting Member fails to cure such Funding Default within three (3) Business Days after receipt of such written notice, the Non-Defaulting Member shall have all rights and remedies as are available at law or in equity to compel the Defaulting Member to make the required Capital Contribution.  In such event, the Non-Defaulting Members may elect to exercise any of the rights and remedies in respect of such Funding Default specified in clauses (i) and (ii) below:

(i)            The Non-Defaulting Member may elect in writing to make a loan (a “Default Loan”) to the Defaulting Member to fund all or a portion of the amount of the Defaulting Member’s required contribution of capital (the principal amount of any such unsatisfied obligation being the “Default Amount”), and such Default Loan, if any, shall be paid directly to the Company by the Non-Defaulting Member and treated by the Company as a Capital Contribution to the Company by the Defaulting Member.  A Default Loan shall earn interest at the Default Rate, and shall be secured by the Defaulting Member’s interest in the Company and repaid out of the first distributions made to such Defaulting Member pursuant to this Agreement (with any such payment to be applied first to interest and then to principal).  The Defaulting Member hereby grants to the Non-Defaulting Member a security interest in the Defaulting Member’s Membership Interest as security for such Default Loan.  The Non-Defaulting Member shall not be obligated to make any Default Loan.  A Default Loan: (A) shall reduce the unfunded portion of the Member Commitment of a Defaulting Member and shall be deemed to have been contributed thereby to the Company on behalf of the Defaulting Member; (B) shall not reduce the unfunded portion of the Member Commitment of the Non-Defaulting Member; and (C) shall not release the Defaulting Member from its obligations to fund the remaining unfunded portion of its Member Commitment.  The Defaulting Member may cause any such Default Loan to be repaid at any time by payment to the Non-Defaulting Member of the outstanding principal balance of and all accrued but unpaid interest on such Default Loan at the Default Rate in accordance with the amount of the Default Amount loaned by the Non-Defaulting Member.  In the event that any Default Loan (or portion thereof) remains unpaid following final winding-up and liquidation of the Company, then the Non-Defaulting Member making such Default Loan shall have all of its rights and remedies against the Defaulting Member with respect to the collection of any unpaid balance, including accrued but unpaid interest thereon, from the Defaulting Member.  The Defaulting Member shall execute and deliver all instruments and documents reasonably requested by the Non-Defaulting Member to evidence and secure such Default Loan.  The Non-Defaulting Member is authorized to file a UCC Financing Statement to perfect its security interest in the Membership Interest of the Defaulting Member.  Upon repayment of all such Default Loan(s), the Defaulting Member shall no longer be a Defaulting Member for purposes of this Agreement.

(ii)           In the event that any Default Loan (or portion thereof) remains unpaid for a period of three (3) months after the date of the making of the Default Loan, the Non-Defaulting Member making such Default Loan may elect in writing to convert the outstanding amount of such Default Loan to an additional contribution of capital to the Company (a “Default Contribution”).  Upon such conversion to a Default Contribution by the Non-Defaulting Member, the Members’ Sharing Percentages shall be recalculated, effective as of the date of such conversion to a Default Contribution, so that (A) the Sharing Percentage of the Member that has made a Default Contribution (or, if both Members have made Default Contributions, the Member that has made the greater amount of Default Contributions) equals the percentage equivalent of the quotient, not to exceed 100%, determined by dividing (x) the sum of (i) 200% of the amount of all Default Contributions made by such Member plus (ii) 100% of all other Capital Contributions made by such Member minus (iii) 100% of all Default Contributions made by the other Member in respect of Funding Defaults by such Member by (y) the sum of all Capital Contributions made by all Members and (B) the Sharing Percentage of the other Member shall be one hundred percent (100%) less the percentage calculated pursuant to clause (A).  Each Member’s Invested Capital Account shall also be correspondingly adjusted.

(iii)          All Default Loans are subordinate to the Credit Facility.

(E)           If a Member is required to and makes a payment under the Credit Facility as a result of its pledge of its Subscription Agreement thereunder (such Member being a “Contributing Member”), then such payment shall be deemed to be a Capital Contribution hereunder pursuant to a Capital Call.  If any such Capital Contribution is made solely by one Contributing Member, the Company shall be deemed to have simultaneously made a Capital Call to the other Member in an amount equal to such other Member’s pro rata share of such payment based upon its relative Sharing Percentage.  In the event that the other Member does not make a Capital Contribution based upon such deemed Capital Call within the time period set forth in Section 3.4(C) above, then (i) the other Member shall immediately be deemed to be a Defaulting Member, and (ii) the Contributing Member shall be deemed to have made a Default Contribution in the amount paid by the Contributing Member in excess of its pro rata share of such payment in accordance with Section 3.4(D)(ii) without regard to the time periods set forth in Section 3.4(D)(ii).  (The equivalent procedure shall be followed if for any other reason a payment is made under the Credit Facility by a Member in excess of such Member’s pro rata share of the amount due.)

(F)           If a Member is required to but fails to make a payment under the Credit Facility as a result of its pledge of its Subscription Agreement under the Credit Facility (a “Non Contributing Member”), such failure shall be a Funding Default by the Non-Contributing Member in the amount of the payment required to have been funded, and if the Non-Contributing Member does not fund such amount within the time period set forth in Section 3.4(C) above, then the other Member shall have the right to elect to make a Default Loan in accordance with Section 3.4(D)(i) or to make a Default Contribution in accordance with Section 3.4(D)(ii) without regard to the time periods set forth in said Section 3.4(D).  The Non-Contributing Member shall indemnify, defend and hold harmless the other Members from and against all loss, costs, liability, damage and expenses, including reasonable attorneys’ fees and expenses, incurred or arising in connection with the Non-Contributing Member’s Funding Default in relation to the Credit Facility.

(G)           Notwithstanding anything herein to the contrary, in the event CRS ceases to be an Eligible Investor (as defined in the Credit Agreement) and twenty percent (20%) of the outstanding obligations under the Credit Facility are therefore required to be repaid (as required in the last sentence of Section 10.01 of the current Credit Agreement), then CRS alone shall make the entire required payment, which shall be deemed to be a Capital Contribution hereunder pursuant to a Capital Call, but without any contribution by Highway 38 of its Sharing Percentage; thereafter, to the extent any amount would (but for CRS ceasing to be an Eligible Investor) have been borrowed under the Credit Facility, eighty percent (80%) of such amount shall be borrowed from the Credit Facility and the remaining twenty percent (20%) of the needed amount shall be contributed by CRS as a Capital Contribution.  (Any amount contributed by CRS pursuant to the preceding sentence is referred to as a “Special CRS Contribution”.)  In the event CRS’ twenty percent (20%) share of the outstanding obligations under the Credit Facility is required to be repaid as set forth in the first sentence of this subparagraph (G), Highway 38 may, at its sole option, then or at any time thereafter (x) make a Capital Contribution to repay the other eighty percent (80%) of the Credit Facility and/or (y) fund as Capital Contributions its eighty percent (80%) share of amounts incurred thereafter which would otherwise have been funded from the Credit Facility (in which event, each corresponding Capital Contribution made by CRS shall not be a Special CRS Contribution).  If at any time there are outstanding Special CRS Contributions and an advance is required to be repaid under the Credit Facility as specified in Section 3.7, then the applicable Capital Contribution to be made under Section 3.7 to repay a borrowing under the Credit Facility corresponding to a Special CRS Contribution shall be made wholly by Highway 38.  In the event CRS fails to timely pay any such amount described above in this clause (G), CRS shall be deemed a Non-Contributing Member and such failure shall be a Funding Default by CRS, entitling Highway 38 to exercise the rights provided above in this Section 3.4.  Additionally, in the event of any such Funding Default, Highway 38 shall have an action at law against CRS (and CNT as guarantor of CRS’ Subscription Agreement) with respect to such breach.

Section 3.5            Certification of Membership Interests.  The Company may in its discretion issue certificates to the Members representing the Membership Interests held by such Member.

Section 3.6            Other Activities.

(A)          Subject to the other express provisions of this Agreement and any other agreements with the Company, including, without limitation, any services agreements to which a Member or Affiliate of a Member may be a party, each Member at any time and from time to time may engage in and own interests in other business ventures of any type and description, independently or with others (including business ventures in competition with the Company).  In this regard, Highway 38 recognizes that CRS and its Affiliates are in the business of acquiring, developing, owning, leasing, operating and selling real property and interests therein for profit and engaging in all activities related or incidental thereto.  Neither the Company nor Highway 38 nor any Affiliate of Highway 38 shall have any right by virtue of this Agreement or the Company relationship created hereby in or to any ventures or activities of CRS and its Affiliates or to the income or proceeds derived therefrom or the pursuit of such other ventures or opportunities by CRS and its Affiliates, even if competitive with the business of the Company, and the same are hereby consented to by Highway 38.  Similarly, CRS recognizes that Highway 38 and its Affiliates are in the business of acquiring, developing, owning, leasing, operating and selling real property and interests therein for profit and engaging in all activities related or incidental thereto.  Neither the Company nor CRS nor any Affiliate of CRS shall have any right by virtue of this Agreement or the Company relationship created hereby in or to any ventures or activities of Highway 38 and its Affiliates or to the income or proceeds derived therefrom or the pursuit of such other ventures or opportunities by Highway 38 and its Affiliates, even if competitive with the business of the Company, and the same are hereby consented to by CRS.  CRS and its Affiliates shall not be obligated to present to the Company any particular investment opportunity, whether or not consistent with the Investment Guidelines, and CRS and its Affiliates shall have the right to take for its own account any particular investment opportunity, subject to Section 3.6(B).

(B)           CRS agrees that, unless otherwise approved by Highway 38, CRS shall not, and shall not permit or suffer any CNT Group Member, to acquire, develop, manage, act as broker or leasing agent for, finance, invest in or commence construction of any industrial or warehouse development property within ten (10) miles of any boundary of the Property until the date five (5) years after the date hereof.  Notwithstanding the foregoing, CRS shall be permitted to engage in any of the acts otherwise prohibited by this Section 3.6 in connection with any Rejected Investments, provided CRS does so (i) on substantially the same terms as were presented to the Company, and (ii) on property other than the Property.

Section 3.7            Credit Facility.  Each Member shall, and shall cause the Company to, take all acts and execute and deliver all documents as are reasonably required to obtain a Credit Facility by and between the Company and a lender (the “Credit Facility”).  The Credit Facility shall be used to fund the construction and development of Approved Investments.  Advances under the Credit Facility made in connection with Approved Investments shall be repaid by Capital Contributions from the Members made as follows:  (A) fifty percent (50%) of all such advances shall be repaid within ten (10) Business Days of the date a certificate of occupancy is issued by the applicable authority for an Approved Investment, and (B) the remaining fifty percent (50%) of such advances shall be repaid upon the earlier to occur of the date (i) on which 85% of the gross rentable space of such Approved Investment has been leased, or (ii) the date that is one (1) year after the date such certificate of occupancy is issued.

ARTICLE IV
CAPITAL ACCOUNTS

Section 4.1            Establishment and Determination of Capital Accounts.  A capital account (“Capital Account”) shall be established for each Member on the books of the Company.  Each Member’s Capital Account shall be (a) increased by any Capital Contributions made by such Member pursuant to the terms of this Agreement (including, without limitation, the amount of any Default Contributions made by such Member) and such Member’s share of Profits, the amount of any Company liabilities that are assumed by such Member and any other items of income and gain allocated to such Member pursuant to Article V (other than Section 5.6), (b) decreased by such Member’s share of Loss, any distributions to such Member of cash or the Fair Market Value of any other Company property (net of liabilities assumed by such Member and liabilities to which such property is subject) distributed to such Member, the amount of any liabilities of such Member that are assumed by the Company and any other deduction and loss allocated to such Member pursuant to Article V (other than Section 5.6), and (c) adjusted as otherwise required by the Code and the regulations thereunder, including but not limited to, the rules of Treasury Regulation Section 1.704-1 (b)(2)(iv).  Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

Section 4.2            Computation of Amounts.  For purposes of computing the amount of Company net income and gain (and any item of Company income and gain) (“Profits”) and Company net loss (and any item of Company loss and deduction) (“Losses”) to be allocated pursuant to Article V and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

(A)          the computation of all items of Profits and Losses shall include tax-exempt income and those items described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes;

(B)           if the Book Value of the Property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (j), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property and the amount of such gain or loss shall be allocated according to Section 5.5 to the Members immediately prior to the event that causes the calculation of such gain or loss;

(C)           items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of the Property;

(D)          items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g);

(E)           to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); and

(F)           to the extent that the Company distributes any asset in kind to the Members, the Company shall be deemed to have realized Profit or Loss thereon in the same manner as if the Company had sold such asset for an amount equal to the Fair Market Value (as determined by all the Members) of such asset or, if greater and otherwise required by the Code, the amount of debts to which such asset is subject.

Section 4.3            Negative Capital Accounts.  No Member shall be required to pay to the Company or any other Member any deficit or negative balance which may exist from time to time in such Member’s Capital Account.

Section 4.4            Company Capital.  No Member shall be paid interest on any Capital Contribution to the Company or on such Member’s Capital Account, and no Member shall have any right (a) to demand the return of such Member’s Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except pursuant to Section 5.2 or upon dissolution of the Company pursuant to Article X hereof, or (b) to cause a partition of the Company’s assets; provided, however, that the interest restrictions in this paragraph shall not apply to a Default Loan the maker of which shall be entitled to interest at the Default Rate as provided in Section 3.4.

Section 4.5            Adjustments to Book Value.  The Company shall adjust the Book Value of its assets to fair market value in accordance with Treasury Regulation §1.704-1(b)(2)(iv)(f) as of the following times: (i) at the Members’ discretion in connection with the issuance of Membership Interests in the Company; (ii) at the Members’ discretion in connection with the distribution by the Company to a Member of more than a de minimis amount of Company assets, including money, if as a result of such distribution, such Member’s interest in the Company is reduced; and (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1 (b)(2)(ii)(g).  Any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Members under Section 5.4 (determined immediately prior to the acceptance of additional capital).

Section 4.6            Compliance With Section 1.704-l(b).

The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.  In the event the Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with such regulation, the Members  may make such modification, provided that it is not likely to have a material effect on the amount distributable to any Member pursuant to Section 5.2 hereof upon the dissolution of the Company.

The Members also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treas. Reg. §1.704-1(b)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treas. Reg. § 1.704-1(b).

Section 4.7            Transfer of Capital Accounts.  The original Capital Account established for each substituted Member shall be in the same amount as the Capital Account of the Member which such substituted Member succeeds, at the time such substituted Member is admitted to the Company.  The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of the transfer to it of all or part of the Interest of another Member shall be appropriately adjusted to reflect such transfer.  Any reference in this Agreement to a Capital Contribution of or distribution to a Member that has succeeded any other Member shall include any Capital Contributions or distributions previously made by or to the former Member on account of the Interest of such former Member transferred to such Member.

ARTICLE V
DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

Section 5.1            Generally.  Subject to the provisions of Section 18-607 of the Act and to the provisions of this Article V, the Members shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention and establishment of or reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company which shall include the payment or the making of provision for the payment when due of the Company’s obligations, including (i) the payment of any and all fees and expenses or any other obligations of the Company, and (ii) acquisition of Proposed Investments on behalf of the Company.  Any claim by a purchaser based on an alleged breach of representations and warranties or for indemnification in relation to a matter which was the responsibility of a CNT Group Member under a CNT Agreement shall be solely the responsibility of CRS; any claim by a purchaser based on an alleged breach of representations and warranties or for indemnification in relation to a matter which was the responsibility of Highway 38 or Highway 38 Parent shall be solely the responsibility of Highway 38.  Notwithstanding the foregoing, the Manager, unless the Members agree otherwise, shall provide for distributions to Members of operating income once per calendar month.  The making of distributions hereunder shall be subject to the terms and conditions of any indebtedness for borrowed money incurred by the Company or its Subsidiaries.

Section 5.2            Distributable Cash Distributions.  Subject to Section 5.1, distributions of Distributable Cash pursuant to this Section 5.2 shall be made, to the extent of Distributable Cash, on a monthly basis at the end of each calendar month, to each Member in the following order and priority, with the amount such distributions being calculated separately for each Company Property, except as set forth in Section 5.3:

(A)          First, 100% to the Members in accordance with their respective Sharing Percentages, until each Member has received an Internal Rate of Return (including return of its

Invested Capital Account) equal to nine and one-half percent (9.5%) per annum on its Capital Contributions attributable to the Company Property giving rise to the Distributable Cash then being distributed (subject, however, to Section 3.4(G));

(B)           Second, (i) 31.25% to CRS and (ii) 68.75% to CRS and Highway 38 in accordance with their respective Sharing Percentages, until Highway 38 has received an Internal Rate of Return equal to fifteen and one-half percent (15.5%) per annum on its Capital Contributions attributable to the Company Property giving rise to the Distributable Cash then being distributed; and

(C)           Third, (i) 56.25% to CRS and (ii) 43.75% to CRS and Highway 38 in accordance with their respective Sharing Percentages.

To the extent provisions of this Agreement require calculation of the amount of Capital Contributions being returned to a Member, distributions pursuant to subsection (A) shall be deemed first a return of Capital Contributions from the applicable Company Property until a Member’s Invested Capital Account relating to such Company Property is reduced to zero.

Section 5.3            Clawback.  If a Company Property (including, without limitation, a Company Property which is owned by a Project Company; the entity owning the applicable Company Property being referred to as a “Shortfall Company”) is sold or otherwise liquidated, and if upon the distribution of the Net Capital Proceeds from such event Highway 38 would not have received an Internal Rate of Return on its Capital Contributions (including return of its Invested Capital Account) with respect to such Liquidated Company Property equal to or greater than nine and one-half percent (9.5%) per annum (any such shortfall referred to as a “Shortfall Amount”), then CRS shall promptly pay to the Shortfall Company for distribution to Highway 38 the lesser of (x) the aggregate Shortfall Amount and (y) any Promote theretofore received by CRS with respect to the Liquidated Company Property or any other Company Property; provided, however, that to the extent the Net Capital Proceeds then being distributed are sufficient, the Shortfall Company shall reallocate from CRS to Highway 38 the amount that CRS is required to pay to the Shortfall Company (instead of CRS paying such amount to the Company).  Additionally, to the extent that the amount received by Highway 38 pursuant to the preceding sentence with respect to any Liquidated Company Property is less than the Shortfall Amount (such deficiency referred to as the “Clawback Deficiency”), and if CRS subsequently (through one or more events) receives a Promote from any other Company Property (including, without limitation, a Company Property which is owned by a Project Company), then such Promote shall instead be reallocated to Highway 38 until the Clawback Deficiency has been discharged.

Section 5.4            Allocation of Profits and Losses.

(A)          Allocations.  After giving effect to the special allocations set forth in Section 5.5 below, Profits and Losses of the Company shall be allocated to the Members as follows:

(i)            Profits (and each item of Company income or gain entering into the computation thereof) for each allocation period (including the last day of the Company’s Fiscal Year) shall be allocated to the Members so as to reduce, proportionally, the difference between their respective Target Capital Accounts and Partially Adjusted Capital Accounts for such allocation period.  No portion of the Profits for any allocation period shall be allocated to a Member whose Partially Adjusted Capital Account is greater than or equal to its Target Capital Account for such allocation period.

(ii)           Losses (and each item of Company expense, loss or deduction entering into the computation thereof) for each allocation period shall be allocated to the Members so as to reduce, proportionally, the difference between their respective Partially Adjusted Capital Accounts and Target Capital Accounts for such allocation period.  No portion of the Losses for any allocation period shall be allocated to a Member whose Target Capital Account is greater than or equal to its Partially Adjusted Capital Account for such allocation period.

(iii)          Losses allocated to any Member pursuant to this Section 5.4(A) shall not exceed the maximum Losses that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any allocation period.  If some, but not all, of the Members would have Adjusted Capital Account Deficits as a consequence of allocation of Losses pursuant to this Section 5.4(A), the limitations set forth in this Paragraph shall be applied on a Member-by-Member basis so as to allocate to each Member the maximum Losses permissible under Treasury Regulation
Section 1.704-l(b)(2)(ii)(d).

(B)           For purposes of this Section 5.4, a gain recognized by the Company upon the disposition of an item of Company property shall be considered to be a single item of gain regardless of whether, for federal income tax purposes, part of the gain is treated differently from the remainder.

Section 5.5            Special Allocations.  Notwithstanding the provisions of Section 5.4:

(A)          Company Minimum Gain Chargeback.  If there is a net decrease in Company Minimum Gain during any Taxable Year, each Member shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g).  The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(B)           Member Nonrecourse Debt Minimum Gain Chargeback.  Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i).  Except as otherwise provided in Treasury Regulation
Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain during any Taxable Year, each Member that has a share of such Member Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Member’s share of the net decrease in Member Minimum Gain.  Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4)

and 1.704-2(j)(2).  This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation
Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(C)           Qualified Income Offset.  If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible.  This paragraph is intended to comply with the qualified income offset requirement in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(D)          Nonrecourse Deductions.  Nonrecourse Deductions (as determined according to Treasury Regulation
Section 1.704-2(b)(1)) for any Fiscal Year shall be allocated to the Members in proportion to the aggregate respective Capital Contributions of the Members.

(E)           Member Nonrecourse Deductions.  Any partner nonrecourse deductions (as defined according to Treasury Regulation Section 1.704-2(i)) shall be allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such partner nonrecourse deductions are attributable in accordance with Treasury Regulation
Section 1.704-2(i)(1).

(F)           Ordering Rules.  Anything contained in this Agreement to the contrary notwithstanding, allocations for any Fiscal Year or other period of nonrecourse deductions (as defined in clause (D) above), or of items required to be allocated pursuant to the minimum gain chargeback requirements contained in Section 5.5(A) and Section 5.5(B), shall be made before any other allocations hereunder.

(G)           Offsetting Allocations.  If, and to the extent that, any Member is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Member and the Company pursuant to Sections 1272-1274, 7872, 483, 482 or 83 of the Code or any similar provision now or hereafter in effect, and the Members determine that any corresponding Profit or Loss of the Member who recognizes such item should be allocated to such Member in order to reflect the Members’ Economic Interest in the Company, then the Members may so allocate such Profit or Loss.

(H)          Other Special Allocations.

(i)            If the Company has Net Profits for any Fiscal Year (determined prior to giving effect to this Section 5.5(G)) each Member whose Partially Adjusted Capital Account is greater than the Member’s Target Capital Account for such Fiscal Year shall be specially allocated items of Company expense or loss for such Fiscal Year equal to the difference between the Member’s Target Capital Account and the Member’s Partially Adjusted Capital Account.  In the event the Company has insufficient items of expense or loss for such Fiscal Year to satisfy the previous sentence with respect to all such

Members, the available items of expense or loss shall be divided among such Members in proportion to such differences.

(ii)           If the Company has Net Losses for any Fiscal Year (determined prior to giving effect to this Section 5.5(G)), each  Member whose Target Capital Account is greater than the Member’s Partially Adjusted Capital Account for such Fiscal Year shall be specially allocated items of Company income or gain for such Fiscal Year equal to the difference between the Member’s Partially Adjusted Capital Account and the Member’s Target Capital Account.  In the event the Company has insufficient items of income or gain for such Fiscal Year to satisfy the previous sentence with respect to all such Members, the available items of income or gain shall be divided among the Members in proportion to such differences.

Section 5.6            Tax Allocations.

(A)          Allocations Under Section 704(c).  In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such asset for federal income tax purposes and its initial Book Value.  Such allocations shall be made using any reasonable method specified in Treasury Regulations Section 1.704-3 as the Members determine.  In the event the Book Value of any Company asset is adjusted (other than in connection with any property contributed to the Company), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.  Such allocation shall be made based on any reasonable method specified in Treasury Regulations Section 1.704-3 as the Members determine.  Allocations pursuant to this Section 5.6 shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provisions of this Agreement.

(B)           Except as provided in Section 5.6(A), for federal, state and local income tax purposes, each item of income, gain, loss or deduction shall be allocated among the Members in the same manner and in the same proportion that the corresponding book items have been allocated among the Members’ respective Capital Accounts.

(C)           Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company, within the meaning of  Treasury Regulation Section 1.752-3(a)(3), the Members’ interests in Company profits shall be deemed to be in proportion to their respective aggregate Capital Contributions.

Section 5.7            Definitions.

(A)          Adjusted Capital Account Deficit.  “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year or other period, after giving effect to the following adjustments:

(i)            credit such Capital Account by any amounts which such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Treasury Regulation Sections 1.704-2(i)(5) and 1.704-2(g); and

(ii)           debit such Capital Account by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(B)           Partially Adjusted Capital Account. “Partially Adjusted Capital Account” means, with respect to any Member for any allocation period, the Capital Account of such Member at the beginning of such allocation period, increased by all capital contributions and all special allocations of income and gain pursuant to Section 5.5 with respect to such allocation period, and decreased by all distributions and all special allocations of losses and deductions pursuant to Section 5.5 with respect to such allocation period, but before giving effect to any allocation of Profits or Losses for such allocation period pursuant to Section 5.4.

(C)           Target Capital Account.  “Target Capital Account” means, with respect to any Member for any allocation period, an amount (which may be either a positive or a deficit balance) equal to the hypothetical distribution (as described in the next subparagraph) that such Member would receive, minus the Member’s share of “partnership minimum gain” determined pursuant to Treasury Regulation Section 1.704-2(g), and minus the Member’s share of the “partner nonrecourse debt minimum gain” determined in accordance with Treasury Regulation Section 1.704-2(i)(5), all computed immediately prior to the hypothetical sale described below.

The hypothetical distribution to a Member is equal to the amount that would be received by such Member if all Company assets were sold on the last day of the allocation period for cash equal to their Book Value, all Company liabilities were satisfied to the extent required by their terms (limited, with respect to each “partner nonrecourse liability” and “partner nonrecourse debt,” as defined in Treasury Regulation Section 1.704-2(b)(4), to the Book Value of the assets securing such liability), and the net assets of the Company were distributed in full to the Members as required in accordance with subparagraphs (A) through (C) of Section 5.2 of this Agreement, all as of the last day of such allocation period.

Section 5.8            Section 754 Election.  Upon the request of the Members, the Company shall elect, pursuant to Section 754 of the Code, to adjust the basis of Company property as permitted and provided in Sections 734 and 743 of the Code.  Such election shall be effective solely for Federal (and, if applicable, state and local) income tax purposes and shall not result in any adjustment to the Book Value of any Company asset or to the Member’s Capital Accounts (except as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m)) or in the determination or allocation of Profit or Loss for purposes other than such tax purposes.

ARTICLE VI
MANAGEMENT POWER, RIGHTS AND DUTIES

Section 6.1            Management by the Members.

(A)          The Members reserve unto themselves overall management authority over the business and affairs of the Company.  All decisions by and on behalf of the Company shall be made by mutual agreement of the Members, except as otherwise set forth in this Agreement.  Any reference in this Agreement to a decision being made by the Members shall mean that such decisions shall be made by mutual agreement of the Members and not by one Member acting alone, except as otherwise indicated.

(B)           Reliance by Third Parties. Any Person dealing with the Company, other than a Member (or any Affiliate of a Member), may rely on the authority of the Manager in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by the Manager in the name of the Company with respect to any business or property of the Company shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the Company, and (iii) the Manager was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the Company,

Section 6.2            Manager.

(A)          The Members hereby appoint CRS as the Manager of the Company.  Subject to the express terms of this Agreement, and to the provisions of all other agreements entered into in connection herewith, the Manager shall cause to be performed at the Company’s expense the day-to-day business of the Company, including implementation of decisions Approved by the Members and all matters contemplated in the Annual Operating Budget; provided, however, CRS shall not be permitted to execute any contracts contemplated under the Annual Operating Budget without the prior approval of Highway 38 if such contract requires payments in excess of Five Hundred Thousand Dollars ($500,000) in any Fiscal Year.  The Manager shall devote so much time to the performance of its duties as may be necessary or desirable for the proper discharge thereof.

(B)           Highway 38 shall have the right to remove CRS as Manager and appoint a substitute Manager by written notice to CRS (which substitute Manager may be Highway 38 or an Affiliate of Highway 38) in the event of (i) Cause (in regard to CRS), (ii) CRS becoming a Defaulting Member or (iii) CNT materially defaulting under the Development Management Agreement and failing to cure such material default within applicable notice and cure periods.  Additionally, CRS may resign as Manager upon thirty (30) days’ prior written notice to Highway 38, in which case Highway 38 shall have the right to appoint a replacement Manager.  In the event of a change in the identity of the Manager, the departing Manager shall cooperate with the incoming Manager, including turning over all books, records, contracts and other documents and materials held by the Manager in its capacity as Manager.

(C)           No Compensation.  The Manager shall not be entitled to compensation for acting as Manager and devoting its time to the business of the Company.

(D)          Notice to Members.  The Manager shall notify the Members of the following promptly upon learning thereof:

(i)            any written offer received to purchase or lease any Company Property;

(ii)           any written notice concerning any material matter received from any governmental authority with respect to the Company or its assets;

(iii)          any notice received from an insurer with respect to any threatened or actual cancellation of insurance;

(iv)          any written notice received from any tenant or contractor concerning any material matter; or

(v)           any lien, claim, lawsuit or other proceeding commenced against the Company or any Subsidiary of the Company or any written threat thereof.

Section 6.3            Restrictions on Certain Actions.

Notwithstanding anything to the contrary contained herein, neither a Member acting unilaterally nor the Manager may take any of the following actions on behalf of the Company without the prior Approval of the Members:

(i)            execute or cause to be executed on behalf of the Company any lease of Company Property;

(ii)           sell or otherwise dispose of any Company Property or market or retain a broker to market or lease any Company Property;

(iii)          modify the Annual Operating Budget or make any capital expenditure except for capital expenditures which have been authorized in an approved Annual Operating Budget or are necessary for emergency repairs to a Company Property which, if not made, would thereafter materially injure the Company Property or the Company;

(iv)          commence (including the filing of a counterclaim), settle or otherwise dispose of any claim or litigation, regulatory proceeding or arbitration (other than ordinary course employer or commercial claims) to which the Company or its Subsidiaries is, or is to be, a party or by which the Company or its Subsidiaries or any of its business, assets or properties may be affected;

(v)           directly or indirectly declare or make any distributions upon any of the Company’s Membership Interests except as otherwise set forth herein;

(vi)          enter into or make a amendment to or terminate any agreement, contract or commitment except as authorized in an approved Annual Operating Budget;

(vii)         create any liens or any other encumbrances whatsoever upon any assets or properties of the Company or its Subsidiaries;

(viii)        enter into any joint venture or material business alliance or create any Subsidiary, or acquire any capital stock of or other ownership interest in any Person, other than the creation of Subsidiaries for the purpose of owning one or more Company Properties;

(ix)           amend or terminate any agreement relating to a joint venture or a material business alliance of the Company or any of its Subsidiaries;

(x)            make any political or charitable contribution;

(xi)           enter into or consummate any transaction of the type contemplated or covered by Section 7.4;

(xii)          the retention on behalf of the Company of any accountant (other than PriceWaterhouseCoopers, which is agreed by the Members to be the accountant for the Company) or attorney for any material matter, the approval of any Company tax return or the making of any material tax election;

(xiii)         delegate authority to any Person to approve the taking of any action set forth above;

(xiv)        pledge a Subscription Agreement or the right to receive funds thereunder except in connection with the Credit Facility;

(xv)         do any act which would make it impossible to carry on the ordinary business of the Company or to alter the tax status of the Company;

(xvi)        change the name of the Company;

(xvii)       change the Investment Criteria or Leasing Guidelines;

(xviii)      make any investment or acquire any material asset other than an Approved Investment;

(xix)         call for any Capital Contribution, except as authorized by the Members or by the express terms of this Agreement;

(xx)          directly or indirectly redeem, purchase or otherwise acquire, or permit any of its Subsidiaries to redeem, purchase or otherwise acquire, any of the Company’s or any Subsidiary’s membership or partnership interests (including, in the case of Subsidiaries, warrants, options and other rights to acquire membership interests );

(xxi)         authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any of its Subsidiaries to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of any membership interests  or debt securities with equity features or securities exercisable or convertible into membership interests or debt securities with equity features;

(xxii)        merge or consolidate with any Person or permit any of its Subsidiaries to merge or consolidate with any Person (other than a wholly owned Subsidiary);

(xxiii)       file a bankruptcy petition with respect to the Company or any of its Subsidiaries under any state or federal bankruptcy or similar law;

(xxiv)       liquidate, dissolve or effect, or permit any of its Subsidiaries to liquidate, dissolve or effect, a recapitalization or reorganization in any form of transaction;

(xxv)        borrow or guarantee Indebtedness; enter into or modify any term of the Credit Facility; make any draw under the Credit Facility or any replacement or renewal thereof; or create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, Indebtedness exceeding the amounts Approved therefor by the Members in one or more Approved Annual Operating Budgets;

(xxvi)       make, or permit any of its Subsidiaries to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a wholly owned Subsidiary), except for Short Term Investments.

(xxvii)      enter into, or permit any of its Subsidiaries to enter into, any transaction with any Person (or any Affiliate thereof) who is an Affiliate of any Member, Manager or related to any such Person by blood or marriage except as provided for in this Agreement or one or more current Annual Operating Budgets;

(xxviii)     register any of the Company’s or its Subsidiaries’ securities under any securities laws;

(xxix)       make any change in the Company or its Subsidiaries’ Fiscal Year;

(xxx)        make any amendment or terminate any constitutive or governing document of the Company or its Subsidiaries, including without limitation the Agreement or Certificate;

(xxxi)       enter into any property management agreement or property development agreement with respect to the Property;

(xxxii)      enter into any construction contract (except for contracts entered into by CNT in accordance with the requirements of the Development Management Agreement);

(xxxiii)     hire any Person as an employee of the Company;

(xxxiv)     do any act in contravention of this Agreement; or

(xxxv)      commit to do any of the foregoing.

Section 6.4            Limitation on Authority of Members.  No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member.  This Section 6.4 supersedes any authority granted to the Members pursuant to the Act.  Any Member who takes any action or binds the Company in violation of this Article 6 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

Section 6.5            Meetings of and Voting by Members.

(A)          Notwithstanding anything to the contrary herein, no Person shall be entitled to vote with respect to any Membership Interest unless such Person is a Member, the proxy or an authorized representative of a Member that is not a natural Person.

(B)           A meeting of the Members may be called at any time by any Member.  Meetings of Members shall be held at the Company’s principal place of business or at any other place designated by the Members.  Not less than ten (10) Business Days nor more than ninety (90) calendar days before each meeting, the calling Member shall give written notice of the meeting to each Member entitled to vote at the meeting.  The notice shall state the time, place and purpose of the meeting.  Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice if before or after the meeting the Member signs a waiver of the notice which is filed with the records of Members’ meetings, or is present at the meeting in person or by proxy.  A Member entitled to vote may vote either in person or by written proxy signed by the Member or by his, her or its duly authorized attorney in fact.  Persons present by telephone shall be deemed to present “in person” for purposes hereof.

(C)           Except as otherwise provided in this Agreement, the affirmative vote of both Members shall be required to approve any matter coming before the Members.

(D)          In lieu of holding a meeting, the Members may vote or otherwise take action by written consent signed by Members.

Section 6.6            Sale Agreement.  The Company shall enter into a Purchase Agreement with CRS to purchase the Property, a copy of which is attached hereto as Exhibit 1.

Section 6.7            Development Management Agreement.  The Company shall enter into the Development Management Agreement with CNT, a copy of which is attached hereto as Exhibit 2 (the “Development Management Agreement”).

Section 6.8            Management Agreement.  For each Project Company, Project Company shall enter into the Management Agreement with CNT, a form of which is attached hereto as Exhibit 3 (the “Management Agreement”).

Section 6.9            Annual Operating Budget.  Not later than October 15 of each year, the Manager shall submit to the Members, for the Members’ Approval, proposed budgets, operating plans and leasing plans (the “Annual Operating Budget”) for each Company Property, as well as a description of major business objectives and challenges (including, but not limited to, vacancy, lease rollover, relating, sale, refinance, lease option dates, major renovations, and major capital requirements) for each Company Property for the forthcoming Fiscal Year.  The Annual Operating Budget also shall set forth the following on a monthly basis with annual totals, together with an explanation of all material assumptions made in determining the same: (i) a detailed estimate of the projected Gross Revenues for Company Property for the forthcoming Fiscal Year, which estimate shall set forth as separate line items the projected Gross Revenues from rent, escalations, and each other type of revenue expected to be received in such year; (ii) a detailed estimate of the projected operating expenses for the Company Property for the forthcoming Fiscal Year, which estimate shall set forth as separate line items the projected operating expenses with respect to each type of expense expected to be incurred for such year; (iii) a detailed estimate showing projected debt service payments; (iv) a detailed estimate of the projected reimbursable expenses with respect to each type of expense expected to be incurred for such year; (v) a statement as to the projected balances of any reserves with respect to the Company Property as of the first day of the forthcoming year; (vi) a statement as to the projected additions to or disbursements from such reserves for the forthcoming Fiscal Year; (vii) an estimate of the projected cash flow available for distribution from such Company Property; (viii) a detailed description of the renovations or other capital improvements, if any, proposed to be undertaken with respect to the during the forthcoming Fiscal Year; (ix) an estimate of the total costs of the renovations or other capital improvements, if any, to be undertaken with respect to the Company Property during the forthcoming Fiscal Year; (x) a list of each space for which the lease then in effect will expire during the forthcoming eighteen (18) month period, and a description of the proposed terms and conditions for leasing each such vacant space for the forthcoming Fiscal Year, including, without limitation, a calculation of net effective rent for each such vacant space, and projected costs of tenant improvements and tenant allowances for each such vacant space (collectively, the “Leasing Guidelines”); (xi) a description of the terms and conditions proposed with respect to material contracts relating to the Property for the forthcoming Fiscal Year; (xii) a description of the minimum insurance coverage to be maintained with respect to the Company Property for the forthcoming Fiscal Year; and (xiii) and such other information as may be reasonably requested by either Member.  With respect to Company Properties that are build-to-suit or other new development projects, the Annual Operating Budget shall also include the Investment Report for such Company Property, including all development budgets and construction schedules included therein, together with a narrative report describing the status of such project and any realized or projected variances from the development budget and construction schedule pertaining thereto together with the Manager’s recommendations for mitigation of any negative variances.  In addition, the Manager shall provide to such Member such other financial data and other information as may be reasonably requested by each Member.  All Annual Operating Budgets and other reports prepared pursuant to this Section 6.9 shall be prepared in accordance with United States generally accepted accounting principles consistently applied (“GAAP”) unless otherwise requested by the Members.

Section 6.10         Reporting Requirements.  The Manager shall do the following:

(A)          Within seven (7) Business Days after the end of each month, prepare and deliver to Highway 38 such monthly reports as Highway 38 may reasonably request;

(B)           Within twenty-five (25) days after the end of each calendar quarter (based upon a July 1 to June 30 fiscal year), prepare and deliver to Highway 38 such quarterly reports as Highway 38 may reasonably request;

(C)           Within forty-five (45) days after the end of each Fiscal Year, deliver to Highway 38 such tax information with respect to such year as is necessary for inclusion in Highway 38’s federal and state income tax and other tax returns;

(D)          Within seventy-five (75) days of the end of each Fiscal Year, deliver to Highway 38 (i) the balance sheet of the Company as of the end of such year and statement of income (loss), equity and statement of cash flow of the Company for such year, and (ii) a statement of cash available for distribution (defined in the Highway 38 operating agreement) and actual cash distributions for such year, all of which shall be audited annually by the Company Accountant.  All audited financial statements required under this paragraph shall be accurate in all material respects, shall reflect all necessary elections, corrections, adjustments or policy changes and shall present fairly the financial position and results of the Company;

(E)           Within five (5) Business Days of the occurrence of such a default, give notice to Highway 38 of (i) any default under any financing or breach of or default under any other material agreement of which the Company is a party, (ii) any default in the payment of property taxes with respect to the Property, or (iii) any matter which could result in a substantial and material loss (i.e., greater than $100,000) to the Company; and

(F)           Promptly deliver to Highway 38 such additional information regarding the Company as Highway 38 may reasonably request from time to time.

(G)           All of the above reports, balance sheets or other financial statements shall be prepared in accordance with GAAP and in accordance with such other requirements as each Member requires for its parent entity’s financial reporting purposes.

All accounts, books and records shall be kept and maintained at the principal office of the Company and shall be available for inspection by and on behalf of the Members during normal business hours.

Section 6.11         Agreements with CenterPoint Affiliates.  The Company anticipates that, subject to approval of the Members, the Company will be entering into the Development Management Agreement, one or more Management Agreements, a Purchase Agreement and, if approved by the Members in their sole discretion, other agreements (any of the foregoing, an “CNT Agreement”) with CNT, CRS and/or affiliates of CNT or CRS (any such party, a “CNT Group Member”).  CRS agrees that (i) it shall disclose to Highway 38 in writing any direct or indirect ownership or financial interest among any CNT Group Member or any officer of CNT and any Person who furnishes goods, services or materials to or for the benefit of the Company, and (ii) any goods, services or materials furnished by any CNT Group Member to the Company shall be furnished in an arms’ length price and on terms most favorable to the Company.  The entry into, and any modification or termination of, any CNT Agreement or any portion thereof shall (except as otherwise provided hereinbelow) be subject to the approval of the Members.  CRS (acting as Manager or otherwise) shall not have the right to waive provisions of, or rights under, grant consents under or amend any CNT Agreement without the written consent of Highway 38.  Notwithstanding anything to the contrary contained in this Agreement, Highway 38 shall, without the approval of CRS, have the sole and exclusive right on behalf of and in the name of the Company to take or decide not to take any of the following actions, and no consent of CRS shall be required with respect thereto:

(i)            The right to terminate or cancel, or to enforce or exercise other remedies under, any CNT Agreement (in each case, to the extent permitted under the applicable agreement); and

(ii)           In the event of the termination or cancellation of any CNT Agreement following a default or event of default (other than a default or event of default by the Company), the entry into a successor agreement serving the same (or equivalent) purpose and function with a qualified and reputable replacement party.

No Manager, Member or Affiliate of a Manager or Member shall be entitled to be paid any brokerage commission by the Company except as expressly authorized by the joint agreement of the Members.

Section 6.12         Property Insurance.  The Company shall carry and maintain in force liability, casualty and such other insurance with respect to the Company’s properties and assets, and in such amounts and coverages, all as shall be reasonably required by Highway 38, in accordance with the standard requirements of Highway 38’s beneficial owner, at the expense of the Company.  All such policies shall contain a provision that such policies shall not be canceled or materially amended without at least thirty (30) days’ prior written notice to Highway 38 (at such address as is furnished for this purpose by Highway 38).

ARTICLE VII
EXCULPATION AND INDEMNIFICATION

Section 7.1            Performance of Duties:  No Liability.  No Member shall have any duty to the Company or any Member of the Company except as expressly set forth herein or in other written agreements.  No Member or Manager of the Company shall be liable to the Company or to any Member for any loss or damage sustained by the Company or to any Member, unless the loss or damage shall have been the result of gross negligence, fraud or intentional misconduct by the Member or Manager in question or breach of such Person’s duties pursuant to this Agreement.  In performing his or her duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups: any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company; or any other Person who has been selected with reasonable care by or on behalf of the Company, or the Manager in each case as to matters which such relying Person reasonably believes to be within such other Person’s competence.  The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act.  No Member or Manager of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member or Manager of the Company or any combination of the foregoing.

Section 7.2            Confidential Information.  Without limiting the applicability of any other agreement to which any Member may be subject, no Member or Manager shall, directly or indirectly disclose or use at any time, either during his, her or its association or employment with the Company or thereafter, any Confidential Information of which such Member is or becomes aware.  Each Member and Manager in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft.  Notwithstanding the above, a Member or Manager may disclose Confidential Information to the extent (i) the disclosure is necessary for the Member, Manager and/or the Company’s agents, representatives, and advisors to fulfill their duties to the Company pursuant to this Agreement and/or other written agreements, (ii) the disclosure is required by law or a court order, and (iii) to the extent necessary to enforce rights hereunder.

Section 7.3            Transactions Between the Company and the Members.  Notwithstanding that it may constitute a conflict of interest, the Members, the Manager or their Affiliates may engage in any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service with the Company) so long as such transaction is at arm’s length and approved by the disinterested Members.

Section 7.4            Right to Indemnification.  Subject to the limitations and conditions provided in this Article VII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member or Manager shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment penalties the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (each a “Loss”), unless such Loss shall have been the result of gross negligence, fraud or intentional misconduct by such Person, in which case such indemnification shall not cover such Loss to the extent resulting from such gross negligence, fraud or intentional misconduct.  Indemnification under this Article VII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder.  The rights granted pursuant to this Article VII shall be deemed contract rights, and no amendment, modification or repeal of this Article VII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal.

Section 7.5            Advance Payment.  The right to indemnification conferred in this Article VII shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person (other than a Manager of the Company or any of its Subsidiaries thereof in respect of claims by the Company or any of its subsidiaries thereof against such Manager in such Manager’s capacity as such) entitled to be indemnified under Section 7.5 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his or her good faith belief that he has met the standard of conduct necessary for indemnification under Article VII and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article VII or otherwise.

Section 7.6            Indemnification of Agents.  The Company may, with the Approval of the Members, indemnify and advance expenses to an agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses under Sections 7.5 and 7.6.

Section 7.7            Appearance as a Witness.  Notwithstanding any other provision of this Article VII, the Company may pay or reimburse reasonable out-of-pocket expenses incurred by an employee of Member or Manager or agent in connection with his or her appearance as a witness or other participation in a Proceeding arising out of his or her work on behalf of the Company at a time when he is not a named defendant or respondent in the Proceeding.

Section 7.8            Nonexclusively of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right that a Member, Manager or other Person indemnified pursuant to this Article VII may have or hereafter acquire under any law (common or statutory) or provision of this Agreement.

Section 7.9            Insurance.  The Company shall obtain and maintain, at its expense, insurance to protect itself and any Member, Manager or agent of the Company who is or was serving at the request of the Company as a manager, representative, director, officer, partner, venturer, proprietor, trustee, agent or similar functionary of another foreign or domestic limited liability company, corporation, Company, sole proprietorship, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article VII.

Section 7.10         Savings Clause.  If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article VII as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any such Proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.11         Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager of the

Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company.  Neither the Members nor any Manager shall be required to lend any funds to the Company.  Each of the Members shall only be liable to make payment of its respective Member Commitment as and when due hereunder and other payments as expressly provided in this Agreement.  If and to the extent a Member’s Member Commitment shall be fully paid, such Member shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Members, be required to make any further contributions.

ARTICLE VIII
TAXES

Section 8.1            Tax Returns.  The Manager shall cause to be prepared (by the Company Accountant) and filed all necessary federal and state income tax returns and related filings for the Company.  All material tax elections shall be made by decision of the Members.  Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company’s income tax returns to be prepared and filed.  The Company shall furnish all pertinent information to the Members that is necessary to determine amounts includable on their tax returns with respect to the Company (including Schedule K-1) not later than 75 days after the end of the Taxable Year or any extension period granted by the relevant authority having jurisdiction over such matters.  Copies of all tax returns shall be furnished to the Members upon preparation.

Section 8.2            Tax Matters Partner.  CRS shall serve as the tax matters partner (subject to replacement) as and when required pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Partner”), and such Tax Matters Partner shall also be the “notice partner” within the meaning of Section 6223 of the Code.  The Tax Matters Partner may, in its sole discretion (but subject to the express provisions of this Agreement), make or revoke any election under the Code or the Treasury Regulations issued thereunder (including for this purpose any new or amended Treasury Regulations issued after the Formation Date).  The Tax Matters Partner is authorized to represent the Company before the Internal Revenue Service and any other governmental agency with jurisdiction, and to sign such consents and to enter into settlements and other agreements with such agencies as the Members deem necessary or advisable.  Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding (i) with respect to the tax liability of the Company and/or (ii) with respect to the tax liability of the Members in connection with the operations of the Company, subject, however, to the provisions of Section 10.6.  The provisions of this Section 8.2 shall survive the termination of the Company or the termination of any Member’s interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the Federal income taxation of the Company or the Members.

Section 8.3            Reserves.  The Members may from time to time establish such reasonable cash reserves as they shall reasonably determine (including, without limitation, for real estate taxes).  All such reserves shall be maintained in Short Term Investments.

ARTICLE IX
TRANSFERS AND OTHER EVENTS

Section 9.1            Transfer of Interest.  Except as provided in this Article IX, no Member shall have the right to sell, assign, pledge, encumber, transfer or otherwise dispose of, whether voluntarily or involuntarily or by operation of law, all or any portion of its, his or her Membership Interest (a “Transfer”) in the Company to any Person (an “Assignee”) without the prior Approval of the other Member.  It shall additionally be deemed a “Transfer” in violation of such restrictions (x) by CRS, if at any time CRS shall cease to be an Affiliate of CNT or (y) by Highway 38, if Highway 38 shall cease to be an Affiliate of  Highway 38 Parent or of a Permitted Aetna Transferee.

Section 9.2            Assignments Generally Substituted Member.  Without limiting the provisions of Section 9.1, a Transfer shall be valid hereunder only if:

(A)          the transferring Member (the “Transferring Member”) and the recipient (the “Assignee”) each execute and deliver to the Company such documents and instruments of conveyance as may be reasonably requested by a Member to effect such Transfer and to confirm the agreement of the Assignee to be bound by the provisions of this Agreement;

(B)           the Transferring Member and Assignee provide to the Members the Assignee’s taxpayer identification number and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns.  Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any interest Transferred until the Members have received such information;

(C)           the Transferring Member furnishes to the Company (unless waived by the Members) an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the other Member, that (i) the Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940, as amended, (ii) the Transfer will not cause the Company to be taxed as a corporation pursuant to Section 7704 of the Code and (iii) either the interest Transferred has been registered under the Securities Act and any applicable state securities laws or the Transfer is exempt from all applicable registration requirements and will not violate any applicable laws regulating the Transfer of securities; and

(D)          the Transferring Member reimburses the Company for all costs and expenses that the Company reasonably incurs in connection with the Transfer.

Section 9.3            Rights and Obligations of Assignees and Transferring Members.

(A)          A Transfer by a Member or other person shall not itself dissolve the Company or entitle the Assignee to become a Member or exercise any rights of a Member.

(B)           A Transfer in violation hereof by a Member shall eliminate the Member’s power and right to vote (in proportion to the extent of the interest Transferred) on any matter submitted to the Members, and, for voting purposes, such interest shall not be counted as outstanding in proportion to the extent of the interest Transferred.  A Transfer shall not otherwise eliminate the

Member’s entitlement to any rights associated with the Member’s remaining interest, including, without limitation, rights to information, and shall not cause the Member to be released from any liability to the Company solely as a result of the Transfer.

(C)           An Assignee that is not admitted as a Member pursuant to Section 9.1 and 9.2 shall be entitled only to the Economic Interest with respect to the interest transferred (the “Transferred Interest”) and shall have no other rights (including, without limitation, rights to any information or accounting of the affairs of the Company or to inspect the books or records of the Company) with respect to the Transferred Interest.  The Assignee shall nevertheless be subject to all of the obligations applicable to a Member under this Article IX.  If the Assignee becomes a Member, the voting and other rights associated with the interest held by the Assignee shall be restored and be held by the Member along with all other rights with respect to the Transferred Interest.  The Assignee shall have no liability as a Member solely as a result of the Transfer.

Section 9.4            Effect of Admission of Member on Transferring.  Member and Company. Notwithstanding the admission of an Assignee as a Member, the Transferring Member shall not be released from any obligations to the Company existing as of the date of the transfer (other than obligations of the Transferring Member to make future capital contributions), but such admission shall cause Transferring Member to cease to be a Member with respect to the interest Transferred when the Assignee becomes a Member.   In any such case, the admission of the Assignee as a Member shall constitute the requisite consent of the Members to continue the business of the Company notwithstanding that such admission will cause the termination of the membership of the Transferring Member with respect to the interest Transferred.

Section 9.5            Distributions and Allocations Regarding: Transferred Interests.  Upon any Transfer during any Fiscal Year of the Company made in compliance with the provisions of this Article IX, profits, losses, each item thereof and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the Transferring Member and the Assignee by taking into account their varying interests during such Fiscal Year, using any conventions permitted by law and selected by the Members.   All distributions on or before the date of such Transfer shall be made to the Transferring Member and all distributions thereafter shall be made to the Assignee.   Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided that, if the Company is given notice of a Transfer at least 10 business days prior to the Transfer, the Company shall recognize such Transfer as the date of such Transfer, and provided, further, that, if the Company does not receive a notice stating the date such interest was Transferred and such other information as the non-Transferring Member may reasonably require within 30 days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Member that, according to the books and records of the Company, was the owner of the interest on the last day of the Fiscal Year during which the Transfer occurs.   Neither the Company nor the Members shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.2(e), whether or not the Company or the Members have knowledge of any Transfer of any interest.

Section 9.6            Required Amendments: Continuation.  If and to the extent any Assignee is admitted as a Member pursuant to Section 9.4, this Agreement shall be amended to admit such Assignee as a Member and to reflect the elimination of the Transferring Member (or the reduction of such Membership Interest) and (if and to the extent then required by the Act) a certificate of amendment to the Certificate reflecting such admission and elimination (or reduction) shall be filed in accordance with the Act.  The admission of any substitute Member pursuant to this Article IX shall be deemed effective on the effective date of such amendment to this Agreement.

Section 9.7            Resignation.  No Member shall have the right to resign or withdraw as a Member without the prior written Approval of the other Member, which may be given or withheld in its sole and absolute discretion.   Any Member that resigns without the Approval of the other Member in contravention of this Section 9.7 shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the resignation of such Member, and such Member shall be entitled to receive the fair value of his, her or its Membership Interest as of the date of his, her or its resignation (or, if less, the fair value of his, her or its interest as of the winding-up of the Company), as conclusively determined by the Members, only following the occurrence of the winding-up of the Company.

Section 9.8            No Appraisal Rights.  No Member shall be entitled to any appraisal rights with respect to such Member’s Membership Interest, whether individually or as part of any class or group of Members, in the event of a merger, consolidation, or other transaction involving the Company or its securities unless such rights are expressly provided herein or by the agreement of merger, agreement of consolidation or other document effectuating such transaction.

Section 9.9            Void Assignment.  Any Transfer by any Member in contravention of this Agreement shall be void and ineffectual and shall not bind or be recognized by the Company or any other party.   In the event of any Transfer in contravention of this Agreement, the purported transferee shall have no right to any profits, losses or distributions of the Company or any other rights of a Member.

Section 9.10         Buy-Sell.

(A)          At any time after the third (3rd) anniversary of the date of this Agreement, either Member may make a Buy-Sell Offer (a “Buy-Sell Offer”) to the other Member pursuant to the terms of this Section 9.10.  To make a Buy-Sell Offer, the initiating Member (the “Buy-Sell Initiating Member”) shall provide to the other Member (the “Buy-Sell Responding Member”) written notice (a “Buy-Sell Notice”) of its offer (which shall be irrevocable) to (i) either purchase from the Company all of the Property which is not then the subject of an Approved Investment (the “Buy-Sell Property”), or (ii) cause the Buy-Sell Property to be sold to the Buy-Sell Responding Member.  The Buy-Sell Notice shall specify the amount offered by the Buy-Sell Initiating Member for a one hundred percent (100%) interest in the Buy-Sell Property (the “Buy-Sell Price”).

(B)           Upon receipt of a Buy-Sell Notice, the Buy-Sell Responding Member shall have thirty (30) days thereafter to elect, by written notice to the Buy-Sell Initiating Member (the “Buy-Sell Election Notice”), either to:

(i)            Cause the Buy-Sell Property to be sold to the Buy-Sell Initiating Member for a cash purchase price equal to the Selling Member Value (defined below); or

(ii)           purchase the Buy-Sell Property for a cash purchase price equal to the Selling Member Value;

provided that failure by the Buy-Sell Responding Party to serve such a written notice on the Buy-Sell Initiating Party within such thirty (30) day period shall be deemed to be an election by the Buy-Sell Responding Party to cause the Company to sell the Buy-Sell Property to the Buy-Sell Initiating Party for sale pursuant to Section 9.10(A).

The “Selling Member Value” shall be the amount the Selling Member would receive on account of their respective Membership Interests if (i) the Buy-Sell Property was sold for the Buy-Sell Price, (ii) all liabilities of the Company attributable to the Buy-Sell Property (including outstanding indebtedness borrowed  to finance or refinance the Buy-Sell Property) were paid in full, (iii) real estate taxes and other income and expenses customarily prorated were prorated on an accrual basis (provided that the Company, as seller, shall not be deemed entitled to any credit for past due rent) and (iv) the remaining proceeds of the Company were distributed to the Members in accordance with Section 5.2

(C)           Cash Deposit.

(i)            The Member designated as the purchaser of the Buy-Sell Property pursuant to Section 9.10(B) above shall, within five (5) Business Days of such designation, make a cash deposit in escrow with a bank or other financial institution selected by the Member designated as the seller of the Buy-Sell Property in an amount calculated in accordance with Section 9.10(C)(ii) below.

(ii)           The cash deposit (the “Buy Sell Deposit”) referred to in Section 9.10(C)(i) above shall be equal to five percent (5%) of the Buy-Sell Price.  In the event that the buying Member fails to complete such purchase within the thirty (30) day period provided in Section 9.10(D), then the selling Member may retain the Buy-Sell Deposit and either:

(1)           purchase the Buy-Sell Property for a cash purchase price equal to ninety percent (90%) of the Buy-Sell Price; or

(2)           exercise any other rights or remedies available at law or in equity.

(D)          Completion of Sale of Buy-Sell Property.  Completion of the sale and purchase of the Buy-Sell Property under this Section 9.10 shall take place at the Chicago office of the title insurance company insuring title to the Buy-Sell Property no later than the date which is thirty (30) days after the delivery (or if delivery is not made, the time for delivery) of the Buy-Sell Election Notice.   Simultaneous with the sale and purchase of the Buy-Sell Property, the Company, Highway 38 and CRS shall execute such documents, and shall cause the lender under the Credit Facility to execute such documents, as reasonably necessary to release the Buy-Sell Property from any and all obligations under the Credit Facility.  All transfer, stamp and other taxes imposed on the transfer shall be payable by the purchasing Member, and all other associated costs with the transfer shall be borne equally by the Members.  The Buy-Sell Property sold pursuant to this Section 9.12 shall be conveyed by special warranty deed free and clear of any liens or other encumbrances other than Permitted Exceptions (as defined in the Purchase Agreement) and easements and similar non-monetary encumbrances which have been agreed to by the Company after its acquisition of the Company Property and which have either been approved by the purchasing Member or the execution of which did not require the approval of the purchasing Member.  The buyer shall have received an ALTA extended coverage title insurance policy consistent with the foregoing and otherwise in form and substance reasonably acceptable to the purchasing Member.

(E)           Enforcement.  The Members hereby agree that the rights to be sold pursuant to this Section 9.10 (and Section 9.11) are special and unique.  Accordingly, the Members agree that the buy-sell arrangements contained in this Agreement shall be specifically enforceable.  Additionally, in the event of any dispute between the Members with respect to such buy-sell arrangements, the prevailing party in any litigation shall be entitled to collect its reasonable attorneys’ fees and expenses from the non-prevailing party.

(F)           Structure of Buy-Sell.  With respect to the purchase by a Member of a Buy-Sell Property which constitutes all or substantially all of the remaining assets of the Company, at the election of the purchasing Member, such transaction shall be closed by the acquisition of the selling Member’s interest in the Company (rather than by the conveyance of the remaining Company Property).  Additionally, the purchasing Member may designate a grantee (other than such Member) as the purchaser of the Buy Sell Property or, if applicable, the Membership Interest being purchased, provided that the purchasing Member shall not thereby be relieved of any of its obligations under this Section 9.10 (or Section 9.11 below).

Section 9.11         Forced Sale Right.

(A)          With respect to any Approved Investment, at any time after the earlier to occur of (i) the date such Approved Investment is fully constructed and eighty-five percent (85%) of the gross rentable space of such property has been leased to a tenant in accordance with the terms of Section 6.3 hereof and the term of the applicable lease(s) have commenced, and (ii) the date that is two (2) years after the date a certificate of occupancy is issued by the applicable authority for such Approved Investment, either Member (“Initiating Member”) shall have the right to cause the Company to make commercially reasonable efforts to market such Approved Investment (any Approved Investment to be marketed by the Company referred to in this Agreement as an “Offered Property”) for sale to any Person by providing the other Member (“Non-Initiating Member”) written notice of such election (a “Forced Sale Notice”).  Each Forced Sale Notice shall state the proposed terms and conditions of such sale (including the price at which the Company shall seek to sell the Offered Property and such other terms and conditions of such proposed sale as are reasonably required for the Non-Initiating Member to make its election to purchase the Offered Property).  The Non-Initiating Member may, in lieu of permitting the Company to proceed to market such Approved Investment, within forty-five (45) days of receipt of the Forced Sale Notice either (x) exercise its right of first offer pursuant to Section 9.12 or (y) make a Buy-Sell Offer to the Initiating Member in the manner and pursuant to the provisions of Section 9.10 above, except that the Buy-Sell Property shall be the Offered Property.  The Members shall otherwise be bound by the provisions of Section 9.10 with respect to such

Buy-Sell Offer, as if fully set forth herein with respect to such Offered Property.  Additionally, if  (x) an Approved Investment is approved with eighty-five percent (85%) or more of the building(s) being under lease and (y) one or more leases have terminated so that less than fifty percent (50%) of such building(s) is then under lease, then each Member shall also have the right to deliver a Forced Sale Notice with respect to such Approved Investment at any time after the date six (6) months after a certificate of occupancy is issued by the applicable authority.

(B)           In the event that the Company receives a bona-fide offer from any Person to purchase such Approved Investment, which offer shall be in writing and shall set forth the price and other terms relevant to the sale and purchase of such Approved Investment (each, a “Purchase Offer”), the Company shall promptly provide a copy thereof to each of the Members, and the Members shall have the right to approve (or disapprove) the Purchase Offer in accordance with the terms of Section 6.3 hereof, and subject to the provisions of this Section 9.11 and Section 9.12 below.  If the Members approve the terms and conditions of the Purchase Offer pursuant to Section 6.3 hereof, then the Members shall cause the Company to sell such Approved Investment in accordance with the terms and conditions of the Purchase Offer.  If a Forced Sale Notice was issued pursuant to Section 9.11(A) and the Purchase Offer is consistent in all material respects with the proposed terms and conditions (including price) specified in such Forced Sale Notice, then the Members shall be obligated to approve such Purchase Offer except as the Members shall otherwise mutually agree.

(C)           In the event any Approved Investment is sold to a Member pursuant to Section 9.10 above, this Section 9.11 or Section 9.12 below without such Approved Investment being marketed for sale, the Company shall pay to the non-purchasing Member at the Closing of such sale a disposition fee equal to one percent (1%) of the gross purchase price payable to the Company for such Approved Investment (i.e., 1% of the Buy-Sell Price).

Section 9.12         Right of First Offer-Property.  Before the Company sells or otherwise disposes of any Offered Property to any Person, the Non-Initiating Member shall thereafter have forty-five (45) days from its receipt of the Forced Sale Notice (such period the “Offer Period”) to notify the Initiating Member in writing of its election to acquire the Company Property on the terms of the Forced Sale Notice.  Should the Non-Initiating Member fail to notify the Initiating Member in writing of its election within such forty-five (45) day period, it shall be deemed to have elected not to purchase the Offered Property.  Upon notice to the Initiating Member of the Non-Initiating Member’s election not to purchase the Offered Property or the expiration of the Offer Period without such election occurring, the Company shall thereafter (provided the date specified in Section 9.11 has occurred or the Member otherwise agree to sell such Offered Property) use reasonable efforts to sell the Offered Property on the terms and subject to the conditions set forth in the Forced Sale Notice; provided, however, that should (i) the price for the sale of the Offered Property be reduced below the price set forth in the Forced Sale Notice, or (ii) a period of six (6) months after the date of delivery of the Forced Sale Notice expire without a sale of the Offered Property, the Non-Initiating Member shall have its right to purchase the Offered Property reinstated in accordance with the procedure set forth in this Section 9.12. A purchasing Member shall have the right to designate an Affiliate of the Member, or one of its members, as the grantee in any conveyance by the Company of an Offered Property which the Member has elected to acquire pursuant to this Section 9.12.

ARTICLE X
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 10.1         Dissolution.

(A)          The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

(i)            the Approval of the Members;

(ii)           the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; and

(iii)          the Termination Date.

The death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terminates and conditions of this Agreement.

Section 10.2         Liquidation and Termination.  On dissolution of the Company, the Members shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company’s Properties.  The steps to be accomplished by the liquidators are as follows:

(A)          As promptly as possible after dissolution and again after final liquidation, the liquidator(s) shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(B)           The liquidator(s) shall cause the notice described in the Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder.

(C)           The liquidator(s) shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine).

(D)          The balance, if any, of the Company’s remaining assets shall be distributed to the Members in accordance with Section 5.2.  In accordance with the provisions of Sections 5.4 and 5.5, items of income, gain, deduction and loss for the final Taxable Year of the Company shall be allocated to the Members’ Capital Accounts in such a manner that the Members’ positive Capital Account balances shall be, immediately prior to the distribution pursuant to Section 10.2(D), in such proportion. Distributions pursuant to this Section 10.2(D) shall be made by the end of the Taxable Year of the Company during which the liquidation occurs (or, if later, 90 days after the date of the liquidation).

The liquidator(s) shall cause only cash, evidences of indebtedness and other securities to be distributed in any liquidation. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 10.2 constitutes a complete return to such Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Act. The distribution of cash and/or property to an Assignee who is not a Member in accordance with the provisions of this Section 10.2 constitutes a complete distribution to such Assignee of its interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 10.3         Deemed Distribution and Recontribution.  Notwithstanding any other provision of this Article X, in the event the Company is “liquidated” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), the Company’s assets shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, the Company shall be deemed to have contributed its assets to a newly-created limited liability company in exchange for such company’s assumption of the Company’s liabilities and equity interests in such new company. Immediately thereafter, the Company shall be deemed to have distributed the new limited liability company equity interests to the Members in accordance with their Capital Accounts.

Section 10.4         Deficit Capital Accounts.  Notwithstanding any custom or rule of law to the contrary, to the extent that any Member has a deficit Capital Account balance, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member’s Capital Account to zero.

Section 10.5         Cancellation of Certificate.  On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.1 and take such other actions as may be necessary to terminate the Company.

Section 10.6         Tax Deferral.  If so requested in writing by CRS, Highway 38 shall reasonably cooperate with CRS in facilitating one or more tax deferred exchanges pursuant to §1031 of the Code or other tax deferred transaction or transactions by CRS in connection with the sale of the Property and the winding-up and liquidation of the Company, provided, however, that Highway 38 shall not be required hereby to: (i) incur costs or liabilities other than costs and liabilities incurred in a sale of the Property or Properties in question for cash in the ordinary course; or (ii) accept as consideration for such sale or other disposition any medium of payment other than cash; or (iii) materially delay receipt of its consideration as a result of its cooperation.  As a condition precedent to its cooperation CRS shall hold harmless and indemnify Highway 38 for any costs incurred by Highway 38 in conjunction with any tax controversy arising from or in connection with such tax deferred exchanges or transactions.

ARTICLE XI
GENERAL/MISCELLANEOUS PRO VISIONS

Section 11.1         Offset.  Whenever the Company is to pay any sum to any Member, any amounts that such Member owes to the Company may be deducted from that sum before payment; provided that the full amount that would otherwise be distributed shall be debited from the Member’s Capital Account pursuant to Section 4.1.

Section 11.2         Waiver of Certain Rights.  Each Member irrevocably waives any right it may have to demand any distributions or withdrawal of property from the Company or to maintain any action for dissolution (except pursuant to Section 18-802 of the Act) of the Company or for partition of the property of the Company.

Section 11.3         Indemnification and Reimbursement for Payments on Behalf of a Member.  If the Company is obligated to pay any amount to a governmental agency (or otherwise makes a payment) because of a Member’s status or otherwise specifically attributable to a Member (including, without limitation, federal, state or local withholding taxes imposed with respect to any issuance of Membership Interests to a Member or any payments to a Member, federal withholding taxes with respect to foreign Persons, state personal property taxes, state personal property replacement taxes, state unincorporated business taxes, etc.), then such Member (the “Indemnifying Member”) shall indemnify the Company in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payments).   At the option of the Members, either:

(A)          promptly upon notification of an obligation to indemnify the Company, the Indemnifying Member shall make a cash payment to the Company equal to the full amount to be indemnified (provided that the amount paid shall not be treated as a Capital Contribution); or

(B)           the Company shall reduce distributions that would otherwise be made to the Indemnifying Member, until the Company has recovered the amount to be indemnified (provided that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement).

An Indemnifying Member’s obligation to make contributions to the Company under this Section 11.3 shall survive the termination, dissolution, liquidation and winding up of the Company and, for purposes of this Section 11.3, the Company shall be treated as continuing in existence.   The Company may pursue and enforce all rights and remedies it may have against each Indemnifying Member under this Section 11.3, including instituting a lawsuit to collect such contribution with interest calculated at Prime Rate plus five percentage points per annum (but not in excess of the highest rate per annum permitted by law).  No Member shall be entitled to be indemnified or be benefited by any indemnification with respect to any matter arising from its gross negligence or willful misconduct.

Section 11.4         Notices.  Except as expressly set forth to the contrary in this Agreement, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement must be in writing and shall be deemed delivered: (i) upon delivery if delivered in person; (ii) if mailed by deposit in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested, or upon the date indicated in such return receipt; (iii) upon transmission if sent via telecopier, with a confirmation copy sent via overnight mail, provided that confirmation of such overnight delivery is received; or (iv) one (1) business day after deposit with a national overnight courier provided that confirmation of such overnight delivery is received.   All notices, requests and consents to be sent to a Member must be sent to or made at the address (or facsimile number) given for that Member on Schedule A, or such other address (or facsimile number) as that Member may specify by notice to the other Members.  Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 11.5         Agreement with Respect to Employee Benefit Plans.

(A)          CRS hereby warrants and represents to Highway 38 that:

(i)            it has not and without the consent of Highway 38 will not use the assets of an employee benefit plan covered under Title I, Part 4 of ERISA or Section 4975 of the Code in the exercise of any of its obligations or rights specified herein or in the performance of any transaction contemplated hereunder, including, without limitation, in the purchase of any portion of its Membership Interest as provided herein; and

(ii)           it will not transfer its Membership Interest to a Person or Entity which does not make the covenants and warranties set forth in subparagraph (i) above, and which does not represent and warrant that it is not a “party in interest,” as defined in Section 3(14) of ERISA, or a “disqualified person,” as defined in Section 4975 of the Code, to any employee benefit plans identified by Aetna Member.

(B)           If CRS fails to comply with the above provisions of Section 11.5(A), Highway 38 shall be entitled at its election:

(i)            to terminate the Company and apply the provisions of Article X;

(ii)           to sell its Membership Interest to an unaffiliated third party without the written consent of, or any other right in, CRS; and

(iii)          to seek any other remedies as it may have at law or in equity.

Section 11.6         Brokers and Finders.  No Member has had any dealings regarding the Property or the subject matter of this transaction with any real estate broker or other Person who can claim a right to a commission or fee as a procuring cause of the transaction contemplated herein other than Wachovia (the “Broker”), whose fee in the amount of $1,200,000.00 will be paid by the Company upon execution hereof.  In the event that any broker or other Person (other than Broker) asserts a claim for a commission or fee based upon any alleged dealings with either party, the party with whom such broker or other Person allegedly dealt shall be responsible for such commission or fee and any expenses (including without limitation reasonable attorneys’ fees) incurred by the other party in defending against the same.  In the event Broker makes a claim for a commission or other compensation on account of the transaction contemplated hereby which exceeds such amount, CRS shall be responsible for the excess and any expenses (including, without limitation reasonable attorneys’ fees) incurred by Highway 38 or the Company relating to such claim.  The provisions of this Section 11.6 shall survive any termination of this Agreement.

Section 11.7         Public Announcements.  No Member shall make any public announcement or filing with respect to the transactions provided for herein without the prior Approval of the Members, unless such party has been advised by counsel such disclosure is required by applicable law.   To the extent reasonably feasible, any press release or other announcement or notice regarding the transactions contemplated by this Agreement shall be coordinated by the Members.

Section 11.8         Entire Agreement.  This Agreement and other written agreements among the Members and their Affiliates relating to the Company of even date herewith constitute the entire agreement among the Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

Section 11.9         Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Company.   Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 11.10       Amendment or Modification.  This Agreement and any provision hereof may be amended or modified from time to time only by a written instrument Approved by the Members; provided, however, that an amendment or modification reducing the required interest for any consent or vote in this Agreement shall be effective only with the consent or vote of Members having the interest theretofore required.   Notwithstanding the preceding sentence, either Member may amend and modify the provisions of this Agreement (including Article V) and Schedule A hereto to the extent necessary to reflect the admission or substitution of any Member permitted under this Agreement.

Section 11.11       Severability.  Should any provision of this Agreement be held to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon each Member with any such modification to become a part hereof and treated as though originally set forth in this Agreement.   The Members further agree that any court or arbitrator is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the Members as embodied herein to the maximum extent permitted by law.   The Members expressly agree that this Agreement as so modified shall be binding upon and enforceable against each of them.

In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

Section 11.12       Successors and Assigns.  Except as otherwise provided herein, this Agreement is binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, administrators, executors, successors and permitted assigns.

Section 11.13       Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 11.14       Notice to Members of Provisions.  By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions hereof (including, without limitation, the restrictions on the transfer set forth in Article IX) and (b) all of the provisions of the Certificate.

Section 11.15       Remedies.  The Company and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights at law or at equity existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement (and thus waive as defense that there is an adequate remedy at law), and that the Company or any Member may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

Section 11.16       Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 11.17       Governing Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

Section 11.18       Waiver of Jury Trial.  The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to trial of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

Section 11.19       Waiver of Certain Rights.  Each Member irrevocably waives any right it may have to demand any distributions or withdrawal of property from the Company or to maintain any action for dissolution (except pursuant to Section 18-802 of the Act) of the Company or for partition of the property of the Company.

Section 11.20       Counterparts.  This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

Section 11.21       Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

Section 11.22       Conflicts.  In the event of a direct conflict between the provision of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 11.23       Time of the Essence Computation of Time.  Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in Chicago, Illinois are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

Section 11.24       No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 11.25       Organizational Expenses.  All fees and expenses incurred by the Company in connection with the organization and formation of the Company (excluding the respective legal fees of the parties in preparing and negotiating this Agreement) shall be paid by the Company.

*   *   *   *   *   *   *

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

CENTERPOINT REALTY SERVICES
CORPORATION, an Illinois corporation

By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer
Its:	Secretary

By:	/s/ Michael J. Kraft
Michael J. Kraft
Its:	Assistant Secretary

HIGHWAY 38 INVESTORS LLC, a Delaware
limited liability company

By:	UBS Realty Investors, LLC, Manager

By:	/s/ William J. Moreno, Jr.
William J. Moreno, Jr.
Its:	Manager of Highway 38